Exhibit 2.1

SHARE PURCHASE AGREEMENT

dated as of April 20, 2018

by and among

VAIL HOLDINGS UK LTD,

CROWN ACQUISITION TOPCO LIMITED,

CROWN HOLDCO S.À R.L.,

THE EBT BENEFICIARY SELLERS NAMED HEREIN,

THE INDIVIDUAL SELLERS NAMED HEREIN,

THE EBT SELLER NAMED HEREIN,

EACH ADDITIONAL SELLER WHO MAY BECOME A PARTY HERETO,

CROWN HOLDCO S.À R.L., solely in its capacity as the Seller Representative

and

TRANSUNION, solely for purposes of Section 11.21

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

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**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

TABLE OF CONTENTS (CONT’D)

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**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

TABLE OF CONTENTS (CONT’D)

Appendix A – Closing Deliverables

Appendix B – Permitted Leakage

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**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

EXHIBITS

Exhibit A – Form of Indemnity for Lost Share Certificate

Exhibit B – Form of Voting Power of Attorney

Exhibit C – Allocation Schedule

Exhibit D – Form of Joinder

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**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT, dated as of April 20, 2018 (this “Agreement”), is entered into by and among Crown Acquisition Topco Limited, a private limited company incorporated and registered in England and Wales (the “Company”), Crown Holdco S.à r.l., a private limited company (société à responsabilité limitée) organised under the laws of the Grand Duchy of Luxembourg (the “Institutional Seller”), the Persons set forth on Part D of the Allocation Schedule attached hereto (the “EBT Beneficiary Sellers”), the Persons set forth on Part B of the Allocation Schedule attached hereto (the “Individual Sellers”), Estera Trust (Jersey) Limited in its capacity as the trustee of the Callcredit Employee Benefit Trust, a trust organized under the laws of Jersey, Channel Islands (the “EBT Seller”), each other Person, if any, who becomes party hereto by executing and delivering a joinder hereto pursuant to Section 7.17 (each, an “Additional Seller” and, together with the Institutional Seller, the EBT Beneficiary Sellers, the EBT Seller and the Individual Sellers, the “Sellers”), Vail Holdings UK Ltd, a private limited company incorporated and registered in England and Wales (the “Purchaser”), the Institutional Seller, in its capacity as the representative for the Sellers (the “Seller Representative”), and TransUnion, a Delaware corporation (“Parent”), solely for purposes of Section 11.21. Certain defined terms used herein have the meanings set forth in Section 11.16.

W I T N E S S E T H

WHEREAS, as of the date hereof, the Sellers collectively own all of the issued and outstanding Class A Shares, Class B Shares, Class C Shares, Class D Shares and Deferred Shares of the Company (collectively, the “Company Shares”); and

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Purchaser desires to purchase from each Seller, and each Seller desires to sell to the Purchaser, all of the Company Shares held by such Seller (collectively, the “Purchased Shares”) for the consideration described herein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Purchaser, the Company and the Sellers (each a “Party” and, collectively, the “Parties”) hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES

Section 1.1    Purchase and Sale of Shares. Upon and subject to the terms and conditions set forth in this Agreement, at the Closing, the Purchaser shall purchase and acquire, and each Seller shall sell, assign, transfer and convey to the Purchaser, the Purchased Shares held by such Seller, free and clear of any Liens. Each Seller shall be entitled to receive in respect of and in consideration of the foregoing sale of such Seller’s Purchased Shares the portion of the Purchase Price allocated to such Seller in accordance with the Allocation Schedule.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Section 1.2    Closing. The closing of the Transactions (the “Closing”) shall take place at the offices of Kirkland & Ellis International LLP, 30 St. Mary Axe, London, England EC3A 8AF at 10:00 a.m. (local time) on the date that is five (5) Business Days following the satisfaction or waiver (to the extent permitted by applicable Law) by the Party entitled to the benefit of such conditions at the Closing of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (by the Party entitled to the benefit of such conditions) at the Closing of those conditions at such time), or on such other date or at such other time or place as is agreed to in writing by the Purchaser and the Seller Representative. The date on which the Closing occurs is referred to herein as the “Closing Date.”

Section 1.3    Closing Deliveries and Payments. At the Closing, on the terms and subject to the conditions set forth in this Agreement:

(a)    Payment of Purchase Price. The Purchaser shall pay or cause to be paid to each Seller the portion of the Purchase Price allocated to such Seller in accordance with the Allocation Schedule by wire transfer of immediately available funds in the currency denominations set forth for such Seller for such payment on the Allocation Schedule to an account or accounts designated in writing by the Seller Representative to the Purchaser at least five (5) Business Days prior to the Closing Date.

(b)    Transfer Documents. The Sellers shall comply with their respective obligations as specified in Appendix A.

(c)    Transaction Expenses Amount Payment. The Purchaser shall pay, or cause to be paid, on behalf of the Company and its Subsidiaries, as applicable, the Transaction Expenses Amount in accordance with the Expense Statement by wire transfer of immediately available funds to the account(s) as may be specified therein or by such other method of payment as may be specified therein and provide evidence of such payment in full to the Seller Representative promptly following the Closing (and in any event, no later than three (3) Business Days following the Closing Date).

(d)    Debt Payoff. The Purchaser shall procure the repayment by (i) Crown Acquisition Midco Limited of all amounts necessary to discharge fully the Note Redemption Amount owed to the holders of such Indebtedness in accordance with the Allocation Schedule by wire transfer of immediately available funds in the currency denominations set forth for such holder for such payment on such Allocation Schedule to an account or accounts designated in writing by the Seller Representative to the Purchaser at least five (5) Business Days prior to the Closing Date and (ii) Crown Acquisition Bidco Limited of all amounts necessary to discharge fully the Payoff Indebtedness owed to the holders of such Indebtedness, in accordance with any such payoff letters provided by the Company to the Purchaser pursuant to Section 7.3, by wire transfer of immediately available funds to the account(s) designated in such payoff letters.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(e)    Resignations. The Company shall deliver to the Purchaser resignations from each of the Persons set forth on Section 1.3(e) of the Disclosure Schedule in respect of each of their positions as directors or secretary, as applicable, of the Company and its Subsidiaries (to the extent they still hold such positions immediately prior to the Closing), effective as of the Closing.

(f)    Seller Loan Amounts. Each of (i) the Institutional Seller and (ii) the Individual Sellers, EBT Beneficiary Sellers and Additional Sellers who are party to Management Loans hereby directs the Purchaser to, on behalf of each such Seller, pay at the Closing from the portion of the Purchase Price otherwise payable to such Seller pursuant to Section 1.3(a) the Institutional Seller Loan Amount or Management Loan Amount, as applicable, to either the Company or the applicable Subsidiary of the Company that is owed such amount by such Seller and such payments will discharge fully (A) all obligations owed by such Seller to the Company and its Subsidiaries in respect of the Institutional Seller Loan or Management Loan, as applicable, and such loan shall no longer be outstanding and (B) all obligations owed by the Purchaser to such Seller to deliver such portion of the Purchase Price payable pursuant to Section 1.3(a).

ARTICLE II

PURCHASE PRICE

Section 2.1    Purchase Price.

(a)    The Allocation Schedule sets forth the allocation among the Sellers of the Purchase Price to be paid by the Purchaser pursuant to this Agreement. At least five (5) Business Days prior to the Closing Date, the Seller Representative shall prepare and deliver to the Purchaser an updated version of the Allocation Schedule. The Allocation Schedule delivered by the Seller Representative pursuant to this Section 2.1(a) shall be the Allocation Schedule for all purposes after the date of such delivery hereunder. The preparation of the Allocation Schedule and the allocation set forth therein are the sole responsibility of the Sellers, and the Purchaser (and, on and after the Closing, the Company) shall be entitled to rely thereon, without any obligation to investigate or verify the accuracy or correctness thereof, and to make payments in accordance therewith.

(b)    At least five (5) Business Days prior to the Closing Date, the Company shall prepare and deliver to the Purchaser a written statement (the “Expense Statement”) setting forth:

(i)    the Transaction Expenses Amount, including a list of and, as applicable, payment instructions for the payment of, the Transaction Expenses included in the Transaction Expenses Amount;

(ii)    the Net Transaction Expenses Amount;

(iii)    the Note Redemption Amount; and

(iv)    the calculation of the Purchase Price.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(c)    For purposes of this Agreement, the term “Purchase Price” means (i) £737,957,693.21 (the “Base Purchase Price”), minus (ii) the Net Transaction Expenses Amount as set forth in the Expense Statement, plus (iii) the Ticking Fee Amount, minus (iv) any Leakage which has been agreed between the Purchaser and the Relevant Seller in accordance with Section 2.2(d) prior to the Closing Date or determined by the Independent Expert in accordance with Section 2.2(g) prior to the Closing Date, it being understood and agreed that such Leakage shall be deducted only from the portion of the Purchase Price that would otherwise be payable to the Relevant Seller at Closing, minus (v) the Note Redemption Amount.

(d)    Any monetary sum which is expressed in British pounds and which is payable in US dollars shall be determined by multiplying such monetary sum as expressed in British pounds by 1.437575.

Section 2.2    Leakage.

(a)    Each Seller (other than the EBT Seller) severally (i) represents and warrants to the Purchaser that, from the Latest Balance Sheet Date to the date of this Agreement, and (ii) undertakes to the Purchaser that, from the date of this Agreement to the Closing Date, neither such Seller nor any member of such Seller’s Group nor any Connected Person of any of the foregoing has received or benefited from (or will receive or benefit from, as the case may be) any Leakage. For the purposes of this Section 2.2, Leakage that a Seller has (or is treated as having) received or benefited from shall be deemed to include any related Tax Leakage.

(b)    Following the Closing, each Seller (other than the EBT Seller) severally undertakes to the Purchaser that, if there is a breach of Section 2.2(a) by such Seller, subject to Section 2.2(e), such Seller shall, without duplication, pay or procure payment in cash to the Purchaser on a pound for pound basis on demand of a sum equal to the amount of such Leakage (other than Leakage deducted from the Purchase Price pursuant to Section 2.1(c) and Section 2.2(d)) if such Leakage is finally agreed or determined to be due and payable in accordance with this Section 2.2, and such payment shall be made within ten (10) Business Days of such final agreement or determination.

(c)    Prior to the Closing, each Seller shall use reasonable efforts to promptly notify the Purchaser in writing after becoming aware of any breach of Section 2.2(a) by such Seller.

(d)    If, prior to Closing, a Seller notifies the Purchaser of any Leakage, or the Purchaser otherwise identifies any Leakage, the Relevant Seller and the Purchaser shall use reasonable efforts to agree on the amount of such Leakage and any such agreed amount shall be deducted from the Purchase Price in accordance with Section 2.1(c). If such Relevant Seller and the Purchaser cannot agree on the amount of such Leakage, the Purchaser or such Relevant Seller may invoke the resolution process set forth in Section 2.2(e) to Section 2.2(g); provided that, if the Independent Expert makes a final determination prior to the Closing Date, such Leakage shall be deducted from the Purchase Price in accordance with Section 2.1(c); provided further that, if the

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Independent Expert makes a final determination after the Closing, such Leakage shall be paid to the Purchaser in accordance with Section 2.2(b). Following Closing, the Purchaser, the Company, any Subsidiary or the representative member of the VAT group of which the Company or any Subsidiary is a member, shall use commercially reasonable efforts (as the case may be): (i) to utilize any Relief which may be (as determined by the Purchaser acting reasonably) utilized in the accounting period current at, and immediately following, Closing by the Company or any Subsidiary solely as a result of the matters referred to in limbs (i) to (viii) of the definition of Leakage; and (ii) to recover any amount in respect of VAT which is recoverable as input tax (as determined by the Purchaser acting reasonably) in respect of the matters referred to in limbs (i) to (viii) of the definition of “Leakage”.

(e)    If, at any time prior to the date that is three months after the Closing Date, the Purchaser identifies that Leakage has occurred which has not been taken into account in the calculation of the Purchase Price in accordance with Section 2.1(c), the Purchaser shall be entitled to deliver within three (3) months of the Closing Date, a written notice to the Relevant Seller, specifying in reasonable detail the amount of the Leakage alleged to have been received by such Relevant Seller, any member of such Seller’s Group or any Connected Person of any of the foregoing (or from which any such Person benefited, as the case may be) (the “Leakage Notice”). No Seller shall have any liability or obligation to the Purchaser, the Company or any other Person in respect of a breach of Section 2.2(a) or otherwise under this Section 2.2 except to the extent it is finally agreed or determined pursuant to this Section 2.2 that such Seller is liable for Leakage which is either notified to the Purchaser or otherwise identified prior to Closing in accordance with Section 2.2(d) or set forth in a Leakage Notice delivered prior to the date that is three months following the Closing Date in accordance with this Section 2.2(e). The Relevant Seller shall be deemed to have accepted a Leakage Notice, except to the extent that such Relevant Seller delivers a written notice to the Purchaser disputing the relevant amount (“Dispute Notice”) within twenty (20) Business Days of receipt of the Leakage Notice. If a Dispute Notice is delivered within the requisite period, then the Relevant Seller and the Purchaser shall first negotiate in good faith to agree whether there has been any Leakage to the Relevant Seller, any member of such Seller’s Group or any Connected Person of any of the foregoing and the amount of such Leakage. If the Relevant Seller and the Purchaser do not agree on the amount of such Leakage within twenty (20) Business Days of receipt of the Dispute Notice, the Relevant Seller or the Purchaser may refer the dispute to the London office of an internationally recognized accounting firm (the “Independent Expert”) selected in accordance with Section 2.2(f).

(f)    The Purchaser and the Relevant Seller shall endeavor to agree on the appointment of the London office of an internationally recognized accounting firm to act as the Independent Expert as soon as reasonably possible following the expiry of the twenty (20) Business Day period referred to in Section 2.2(e). If the Purchaser and the Relevant Seller are unable to agree on an Independent Expert within two (2) Business Days of either of them serving details of a suggested expert on the other, the Independent Expert shall be selected by lot out of the following: the London office of Deloitte or of Ernst & Young; provided that, if either such accounting firm declines to accept such appointment, the Independent Expert shall be an internationally recognized accounting firm or investment bank selected by the Institute of Chartered Accountants in England and Wales. The Purchaser and the Relevant Seller shall each use reasonable efforts to procure that the terms of appointment of the Independent Expert will enable the Independent Expert to give effect to and act in accordance with the provisions of this Agreement.

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(g)    The Independent Expert shall:

(i)    determine whether there has been any Leakage to the Relevant Seller, and the amount of such Leakage, if any, within fifteen (15) Business Days of appointment;

(ii)    be directed to determine any dispute by reference to the definition of Leakage and Permitted Leakage set out herein;

(iii)    act as expert and not as arbitrator; and

(iv)    direct how the Independent Expert’s costs shall be borne at the time the Independent Expert makes any determination or, failing such direction, by the Party whose position is not selected by the Independent Expert.

The decision of the Independent Expert shall, in the absence of manifest error, be final and binding upon the Relevant Seller and the Purchaser.

(h)    Notwithstanding anything to the contrary in this Agreement, the Purchaser’s sole remedy for any breach of Section 2.2 shall be pursuant to this Section 2.2 and the conditions in Section 8.2(b) and Section 8.2(c) shall not apply to this Section 2.2.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser that, except as disclosed in the disclosure schedule delivered to the Purchaser simultaneously with the execution of this Agreement (the “Disclosure Schedule”):

Section 3.1    Organization and Organizational Power. The Company is a private limited company duly incorporated, validly existing and in good standing under the Laws of England and Wales and has all requisite organizational power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted.

Section 3.2    Authority; Noncontravention.

(a)    The Company has all necessary organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate

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the Transactions. The execution and delivery of, and performance by the Company under, this Agreement and the consummation by the Company of the Transactions have been duly authorized by all requisite organizational action and no other organizational action on the part of the Company is necessary to authorize the execution and delivery of, and performance by, the Company under this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other Parties, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b)    Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the Transactions, nor compliance by the Company with any of the terms or provisions hereof, will (i) materially conflict with or materially violate any provision of the Company Constitutional Documents, (ii) assuming that each of the consents, authorizations and approvals referred to in Section 3.3 (and any condition precedent to any such consent, authorization or approval has been satisfied) and each of the filings referred to in Section 3.3 are made and any applicable waiting periods referred to therein have expired, violate any Law applicable to the Company or any of its Subsidiaries, (iii) result in any material breach of, or constitute a material default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, acceleration or cancellation of, any Contract required to be listed in Section 3.14 of the Disclosure Schedule to which the Company or any Subsidiary is a party (excluding any Company Plan or Contract entered into by, or at the direction of, the Purchaser or any of its Affiliates), or result in the creation of a Lien, other than any Permitted Lien, upon any of the properties or assets of the Company or any of its Subsidiaries, or (iv) result in the grant, license or assignment to any Person of any interest in or to, or the modification or loss of any rights with respect to any Intellectual Property Rights owned by or licensed to the Purchaser or its Affiliates, or the Company or any of its Subsidiaries, other than, in the case of clauses (iii) and (iv), as would not have a Company Material Adverse Effect.

Section 3.3    Governmental Approvals. Except for (a) the consents, approvals and filings listed in Section 3.3 of the Disclosure Schedule, (b) the consents, approvals and filings that may be required solely by reason of the Purchaser’s participation in the Transactions or any facts or circumstances relating to the Purchaser or any of its Affiliates, and (c) filings, approvals or deemed approvals required under, and compliance with other applicable requirements of, FSMA and FCA Rules, no material consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions.

Section 3.4    Subsidiaries. (a) Each of the Company’s Subsidiaries is duly incorporated and validly existing under the Laws of the jurisdiction of its incorporation. All of the Securities in each such Subsidiary are validly owned directly or indirectly by the Company free and clear of all Liens (other than Permitted Liens). (b) All outstanding shares of, or other equity

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interests in, each such Subsidiary have been properly and validly issued and allotted, are fully paid or credited as fully paid and are free of preemptive rights, rights of first refusal, subscription rights, call options or similar rights. Except for the number and type of Securities held directly or indirectly by the Company as set forth in Section 3.4 of the Disclosure Schedule, no Subsidiary of the Company has any equity securities or securities containing any equity features issued or outstanding, and there are no agreements, options, warrants or other rights or arrangements outstanding that provide for the sale or issuance of any of the foregoing by any such Subsidiary. There are no material agreements or other obligations (contingent or otherwise) that require a Subsidiary of the Company to repurchase or otherwise acquire any of its equity securities that would survive the Closing. No Subsidiary of the Company has any Voting Debt.

Section 3.5    Capitalization. As of the date hereof, 1,323,700 Company Shares are issued and outstanding, consisting of 980,312 Class A Shares, 28,367 Class B1 Shares, 4,118 Class B2 Shares, 17,539 Class B3 Shares, 9,854 Class B5 Shares, 5,037 Class B6 Shares, 16,254 Class B Non-Voting Shares, 209,242 Class C Shares, 51,675 Class D Shares and 1,302 Deferred Shares, and no Company Shares are owned by any of its Subsidiaries. Section 3.5 of the Disclosure Schedule sets forth a true and complete list of (i) all holders of outstanding Company Shares as of the date hereof, including the number and type of Company Shares held by such holders and (ii) each Allocation Letter. The Company Shares constitute 100% of the Securities issued by the Company and immediately following Closing, the Purchaser shall hold the beneficial interest in 100% of the Securities of the Company. All outstanding Company Shares have been properly and validly issued and allotted, are fully paid or credited as fully paid and are free of preemptive rights, rights of first refusal, subscription rights, call options or similar rights. As of the date hereof, except as set forth in the first sentence of this Section 3.5, the Company does not have any equity securities or securities containing any equity features issued or outstanding, and there are no agreements, options, warrants or other rights or arrangements outstanding that provide for the sale or issuance of any of the foregoing by the Company. There are no material agreements or other obligations (contingent or otherwise) that require the Company to repurchase or otherwise acquire any of the Company’s equity securities that would survive the Closing. The Company has no Voting Debt.

Section 3.6    Financial Statements; Undisclosed Liabilities.

(a)    The Company has previously furnished to the Purchaser: (i) the unaudited consolidated accounts as of December 31, 2017 of the Company and its Subsidiaries, comprising a balance sheet and profit and loss account (the “Latest Balance Sheet”), (ii) the audited consolidated accounts as of December 31, 2016 of the Company and its Subsidiaries, comprising a balance sheet, profit and loss account, auditor’s report and notes thereto (collectively, the “Audited Accounts”) and (iii) the unaudited monthly consolidated accounts of the Company and its Subsidiaries (A) for each month of the calendar year 2017 and (B) as of each of January 31, 2018, February 28, 2018 and March 31, 2018, in each case comprising a balance sheet and profit and loss account (collectively, the “Management Accounts”). Each of the Latest Balance Sheet and the Management Accounts have been prepared in good faith in accordance with the Accounting Principles, show with reasonable accuracy and do not materially misstate (x) the state of affairs, consolidated financial condition, cash flows and results of operations of the Company

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and its Subsidiaries as of the date referred to therein and (y) the Company and its Subsidiaries’ assets and liabilities for the period referred to therein, and is not affected by any extraordinary, exceptional or non-recurring items, subject in each case, in the case of the Latest Balance Sheet and the Management Accounts to the absence of footnote disclosures and other presentation items and changes resulting from normal year-end adjustments in accordance with the Accounting Principles. The Audited Accounts have been prepared in accordance with the Accounting Principles, have been certified without reservations by the Company’s auditors and show a true and fair view of the state of affairs, consolidated financial condition, cash flows and results of operations of the Company and its Subsidiaries and the profits/losses of the Company and its Subsidiaries as of the times and for the periods referred to therein.

(b)    Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, except for liabilities or obligations (i) reflected or reserved against on the Latest Balance Sheet (including any notes thereto), (ii) incurred after the date of the Latest Balance Sheet in the ordinary course of business, (iii) as expressly contemplated by this Agreement or otherwise arising directly as a result of the Transactions, (iv) disclosed on the Disclosure Schedule or (v) not otherwise covered by the foregoing clauses (i) through (iv) that do not exceed £2,500,000, individually or in the aggregate.

(c)    The Company and its Subsidiaries maintain internal accounting controls designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations and (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with the Accounting Principles. The Company and its Subsidiaries have disclosed in writing to the Company’s auditors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

Section 3.7    Absence of Certain Changes.

(a)    From the date of the Latest Balance Sheet to the date hereof, (i) except in connection with the Transactions, the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practice and (ii) there has not been any Company Material Adverse Effect.

(b)    Except as expressly contemplated by this Agreement, from the date of the Latest Balance Sheet to the date hereof, neither the Company nor its Subsidiaries has taken any action that, if taken after the date hereof, would constitute a breach of Section 7.1(a).

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Section 3.8    Legal Proceedings.

(a)    There are no suits, investigations, inquiries, claims or proceedings which would be material to the Company and its Subsidiaries taken as a whole and which are pending or, to the Company’s Knowledge, overtly threatened in writing against the Company or any of its Subsidiaries, at law or in equity, or before or by any Governmental Authority, except for:

(i)    suits, investigations, inquiries or proceedings for which the potential liability (other than for deductibles, retentions and the like) is expected to be covered by applicable insurance policies;

(ii)    suits or proceedings under seal; or

(iii)    any suit or proceeding for which the expected liability is less than £1,000,000.

(b)    Neither the Company nor any of its Subsidiaries is subject to any outstanding judgment, order or decree of any Governmental Authority, the violation of which would give rise to a reasonably expected or potential liability in excess of £1,000,000.

Section 3.9    Compliance With Laws; Permits. The Company and its Subsidiaries are in compliance in all material respects with all laws, statutes, ordinances, codes, regulations, decrees, judgments, injunctions and orders of Governmental Authorities, including without limitation the FSMA and FCA Rules (collectively, “Laws”) applicable to the Company or any of its Subsidiaries (other than Laws that are exclusively covered by other Sections of this Article III). The Company and each of its Subsidiaries hold, and are in compliance in all material respects with, all material licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities required by Law for the conduct of their respective businesses as they are now being conducted (collectively, “Company Permits”). None of the Company Permits will be subject to revocation, suspension, withdrawal, termination, nonrenewal or modification as a result of the execution and delivery hereof or the consummation of the Transactions.

Section 3.10    Tax Matters. Except for those matters that would not have a Company Material Adverse Effect:

(a)    each of the Company and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it within the last four years. All such Tax Returns were complete, up to date and accurate when filed and were made on a proper basis;

(b)    all Taxes of the Company and its Subsidiaries due and owing by the Company and its Subsidiaries have been timely paid within the last four years;

(c)    no deficiency with respect to any Taxes has been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries that has not been fully paid or adequately reserved for in accordance with the Accounting Principles in the Latest Balance Sheet;

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(d)    neither the Company nor any of its Subsidiaries is party to any current dispute with any Tax Authority or is the subject of any such dispute, investigation, enquiry or audit with respect to any Taxes of the Company or any of its Subsidiaries;

(e)    no Tax Authority has within the last four years agreed to operate any special arrangement or agreement (being an arrangement or agreement not based on a strict and detailed application of the relevant legislation) in relation to the Company’s or any Subsidiary’s Tax affairs;

(f)    neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency within the last four years;

(g)    all Taxes required to be withheld by the Company or any of its Subsidiaries in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party have been timely withheld, and such withheld Taxes have been timely paid to the appropriate Tax Authority within the last four years;

(h)    all transactions or arrangements made by the Company and its Subsidiaries with a related person (under applicable law as it relates to transfer pricing or its equivalent in any jurisdiction) have been made on arm’s length terms. No written notice or enquiry has been received from any Tax been given or made by any Tax Authority in the last four years in connection with any such transactions or arrangements;

(i)    the Company and its Subsidiaries have complied with and observed in all respects the terms of VAT legislation (where required), and maintained and obtained accounts, records, invoices and other documents required for the purposes of VAT legislation;

(j)    each of the Company and its Subsidiaries is and has at all times been resident in its country of incorporation for Tax purposes and is not and has not at any time been treated (i) as resident in any other jurisdiction for any Tax purpose (including any double taxation arrangement); or (ii) as carrying on a business in any other jurisdiction through a permanent establishment; or (iii) other than those jurisdictions covered by (i) and (ii) above, as having any presence for Tax purposes in any jurisdiction which requires it to make any payment of Tax in that jurisdiction;

(k)    the Latest Balance Sheet includes with appropriate accuracy (based on reasonably calculated estimated figures where required) provision or reserve (as appropriate) for Tax liable to be assessed on the Company and each Subsidiary or for which the Company and each Subsidiary is accountable (but was not liable to pay on or before the date of the Latest Balance Sheet) in respect of profits earned, accrued or received on or before the date of the Latest Balance Sheet (or deemed to have been earned, accrued or received), and in respect of any event occurring (or deemed to have occurred) on or before the Latest Balance Sheet;

(l)    the Company and each Subsidiary has in its possession or under its control all necessary records, invoices and other information relating to Tax in respect of all periods, transactions and events on or before Closing which are required by law to be maintained; any

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission document that may be necessary in proving the title of the Company or any Subsidiary to any asset which is owned by the Company or any Subsidiary at the date of this Agreement, and each document which the Company or any Subsidiary may wish to enforce or produce in evidence in a UK court, is duly stamped for stamp duty purposes. No such documents which are outside the UK would attract UK stamp duty if they were brought into the UK; and

(m)    neither the Company nor any Subsidiary has entered into any notifiable arrangements for the purposes of Part 7 of the Finance Act 2004, any notifiable contribution arrangement for the purpose of the National Insurance Contribution (Application of Part 7 of the Finance Act 2004) Regulations 2007 (SI 2007/785) or any notifiable schemes for the purposes of Schedule 11A to the VATA 1994.

Section 3.11    Employee Benefits Matters.

(a)    Except with respect to the employee pension benefit plans set forth on Section 3.11 of the Disclosure Schedules (the “Schemes”) and any state social security arrangements, neither the Company nor any of its Subsidiaries has any obligation to provide or contribute towards or has any other material liability under any scheme which provides pension, lump sum, gratuity, invalidity, death or other like benefits (together the “Relevant Benefits”) to or in respect of any employees or former employees (together the “Relevant Employees”) of the Company or any of its Subsidiaries. The Schemes are registered schemes for the purposes of Part 4 of the Finance Act 2004. All contributions, expenses and other payments which have become due for payment under the Schemes have been made. Neither the Company nor any Subsidiary has given any binding undertaking or assurance as to the continuance, introduction, improvement or increase of or the payment of contributions towards any Relevant Benefits.

(b)    With respect to any occupational pension scheme in which the Company or any of its Subsidiaries has ceased to participate including, the Skipton Building Society Pension and Life Assurance Scheme, the actuary to such occupational pension scheme has certified any debt under Section 75 or 75A of the Pensions Act 1995 that has arisen or may arise as a result of that event and any such debt has been paid in full to such occupational pension scheme. Neither the Company nor any of its Subsidiaries have been issued with a restoration order, contribution notice or financial support direction in relation to any pension arrangement. No Relevant Employee who pursuant to TUPE has become an employee of the Company or any of its Subsidiaries was immediately before becoming such an employee entitled (or prospectively or contingently entitled) to benefits under an occupational pension scheme which provided any benefits which did not relate to old age, invalidity or survivors (all within the meaning of TUPE). For this purpose “TUPE” means The Transfer of Undertakings (Protection of Employment) Regulations 1981 or The Transfer of Employment (Protection of Employment) Regulations 2006.

(c)    With respect to each Company Plan, the Company has made available to the Purchaser copies of, as applicable, the current plan and trust document and communications with plan members in the three years preceding the date on which this warranty is given or deemed to be given. Each Company Plan has been administered in compliance with the terms of its governing documents and in compliance with all applicable Laws (including, with respect to the

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Schemes, HM Revenue and Customs (including in respect of duties under Part I of the Pensions Act 2008)). The Company and its Subsidiaries have complied with their obligations under or in connection with each Company Plan. Neither the Company nor its Subsidiaries nor any Company Plan is engaged in or involved in any proceedings which relate to or are in connection with a Company Plan, to the Company’s Knowledge no such proceedings have been threatened in writing and, to the Company’s Knowledge, there are no circumstances which might give rise to any such proceedings that would have a Company Material Adverse Effect (where ‘‘proceedings’’ includes litigation and arbitration as well as any investigation or determination by the Pensions Ombudsman or the Pensions Regulator and any complaint under any internal dispute resolution procedure).

(d)    Except as set forth on Section 3.11(d) of the Disclosure Schedules, no payment or benefit that is paid or payable by the Company or any of its Subsidiaries in connection with the Transactions (either solely as a result thereof or as a result of such Transactions in conjunction with any other event) is reasonably expected to be an “excess parachute payment” within the meaning of Section 280G (or any corresponding provisions of state, local or foreign Law). The Company has no obligation to make any “gross-up” or similar payment in respect of any Taxes that may become payable under Section 4999 of the Code.

Section 3.12    Intellectual Property.

(a)    Section 3.12(a) of the Disclosure Schedule sets forth a list of Company-Registered IP, including registration number and jurisdiction.

(b)    To the Knowledge of the Company, all Company-Registered IP is valid and enforceable.

(c)    The Company and its Subsidiaries exclusively own the Company-Owned IP free and clear of all Liens, except for Permitted Liens.

(d)    (i) The Company and its Subsidiaries own, or have a right to use, all Intellectual Property Rights used in the conduct of their respective businesses as currently conducted, (ii) the conduct of the Company’s and its Subsidiaries’ respective businesses as currently conducted does not infringe, misappropriate or otherwise violate any Person’s Intellectual Property Rights, (iii) since the date three years prior to the date on which this representation and warranty is given or deemed to be given, there has not been and currently there is no claim by an Person of infringement, misappropriation or other violation of any Person’s Intellectual Property Rights pending, or, to the Knowledge of the Company, threatened in writing, against the Company and/or any of its Subsidiaries, and (iv) to the Knowledge of the Company, no Person is infringing or otherwise violating any Company-Owned IP.

(e)    There are no current proceedings involving the Company and/or any of its Subsidiaries in which the validity or enforceability of any Company-Registered IP is being challenged or contested.

(f)    The Company and the Company’s Subsidiaries have taken reasonably adequate measures to protect the confidentiality of the material trade secrets of the Company and its Subsidiaries and, to the Knowledge of the Company, there have been no breaches of security that resulted in the disclosure of any such trade secrets.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(g)    To the Knowledge of the Company, no source code for any proprietary software of the Company or its Subsidiaries has been disclosed to any third Person and no current or contingent rights have been granted to any third Person to access and/or possess any material source code for any proprietary software of the Company or its Subsidiaries, other than under a binding agreement with a reputable escrow agent on such agent’s standard terms.

(h)    Each Person who is or was an employee or contractor of the Company or any of the Company’s Subsidiaries who creates or develops or created or developed material Intellectual Property Rights on behalf of the Company and/or any of the Company’s Subsidiaries has assigned to the Company and/or such Subsidiary all of such employee’s rights in such Intellectual Property Rights, and the Company and its Subsidiaries maintain a policy requiring such assignment of Intellectual Property Rights from all employees and contractors that develop Intellectual Property Rights for the Company and/or any of its Subsidiaries.

(i)    Section 3.12(i) of the Disclosure Schedule lists all Contracts (other than licenses for commercially available, non-customized, off-the-shelf software entered into in the ordinary course of business) to which the Company and/or any of its Subsidiaries is a party under which the Company and/or any of its Subsidiaries is a licensee to any Intellectual Property Rights from a third Person, in each case that involved individual or aggregate payments or consideration of more than £1,000,000 during the trailing 12-month period ending on the date of the Latest Balance Sheet.

(j)    Neither the Company nor its Subsidiaries are bound by any Contract containing any covenant and/or other provision that, limits and/or restricts the ability of the Company and/or its Subsidiaries to use, exploit, assert and/or enforce any Company-Owned IP anywhere in the world.

(k)    The Company and its Subsidiaries own or are licensed to use all Intellectual Property Rights necessary to conduct their respective businesses substantially in the manner in which they are currently conducted.

(l)    To the Knowledge of the Company, neither the execution, delivery, or performance of this Agreement (or any of the ancillary agreements) nor the consummation of any of the transactions contemplated by this Agreement will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare: (i) a loss of, or Lien on, any Company-Owned IP; (ii) the release, disclosure, and/or delivery of any source code by or to any escrow agent or other Person; or (iii) the grant, assignment, and/or transfer to any other Person of any license and/or other right or interest under, to, or in any of the Company-Owned IP.

(m)    The Company and its Subsidiaries have taken reasonably adequate steps to protect the security, operation and integrity of the Company IT Systems and maintain and comply with commercially reasonable vulnerability management and patching procedures and protocols.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(n)    Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company IT Systems are operational, functional and sufficient for the Company’s and its Subsidiaries’ current business requirements.

(o)    The Company and its Subsidiaries have used reasonably adequate scanning procedures designed to identify and protect against viruses, worms, and other malicious software routines adversely affecting the Company Products and/or the Company IT Systems.

(p)    The Company and its Subsidiaries maintain and comply with reasonably adequate disaster recovery and business continuity plans, procedures and facilities for the business of the Company and its Subsidiaries.

(q)    The Company has not experienced, within the previous three years, any material disruption to, or material interruption in, the conduct of business of the Company and/or any of its Subsidiaries which has a Company Material Adverse Effect and, in each case, which was attributable to a defect, bug, breakdown or other failure and/or deficiency of the Company IT Systems.

(r)    To the Knowledge of the Company, the Company is not in material breach of any Contract related to any Company IT System.

(s)    None of the Company, its Subsidiaries nor the Company Products are subject to any obligation and/or condition by virtue of the use of Open Source Software that would: (A) require that any of the Company Products (except for any unmodified Open Source Software components) and/or any Company-Owned IP (except for any unmodified Open Source Software components) (i) be disclosed and/or distributed in source code form; (ii) be licensed for the purpose of making derivative works; and/or (iii) be redistributable at no charge; and/or (B) materially restrict the ability of the Company or its Subsidiaries to assert any Company-Owned IP, and/or the grant to any third party of any rights under Company-Owned IP.

Section 3.13    Property.

(a)    The real property demised by the leases, subleases, tenancies and licenses set forth in Section 3.13(a) of the Disclosure Schedule (the “Real Property”) constitutes all of the real property used or occupied by the Company and its Subsidiaries or in respect of which the Company or its Subsidiaries has any liability, whether contingent or otherwise.

(b)    To the Company’s Knowledge, the Real Property leases are in full force and effect, and the Company or a Subsidiary thereof validly uses such Real Property pursuant to, or under the terms of, the leases, subleases, tenancies or licenses related thereto, subject to proper authorization and execution of such lease, sublease, tenancy or license by the other party and the Bankruptcy and Equity Exception.

(c)    The Company has delivered or made available to the Purchaser complete and accurate copies of each of the leases, subleases, tenancies and licenses described in Section 3.13(a) of the Disclosure Schedule, and none of such leases, subleases, tenancies and licenses have been modified in any material respect, except to the extent that such modifications are disclosed by the copies delivered or made available to the Purchaser.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(d)    To the Company’s Knowledge, neither the Company nor any of its Subsidiaries is in default in any material respect under any such lease, sublease, tenancy or license relating to the Real Property.

(e)    There are no sub-tenancies and/or sub-licenses affecting the Real Property and to the Company’s Knowledge no right of occupation has been acquired by or granted to any other third party.

(f)    Each Real Property is registered (if and to the extent required by Law) in the name of the Company or the relevant Subsidiary thereof at the relevant property registry.

(g)    No contract for the sale or other arrangement (whether written or oral and including any options, rights of pre-emption or rights of first refusal) with remaining obligations of the Company or its Subsidiaries has been entered into by the Company or any Subsidiary thereof in respect of any Real Property.

(h)    The Real Property is free from any mortgage, debenture or charge securing the repayment of monies or other obligation or liability of the Company or any Subsidiary thereof or of any other Person, except for any Permitted Liens.

(i)    To the Company’s Knowledge, there are no outstanding material disputes or claims between the Company or any Subsidiary and any third party affecting the Real Property.

(j)    There are no outstanding or undetermined rent reviews under any of the leases or licenses of the Real Property.

(k)    The Company or one of its Subsidiaries occupies, pursuant to valid and enforceable leases, all of the personal property shown to be owned or leased by it on the Latest Balance Sheet (other than assets disposed of in the ordinary course), free and clear of all Liens, except for Permitted Liens.

Section 3.14    Contracts.

(a)    As of the date hereof, neither the Company nor its Subsidiaries is party to any:

(i)    collective bargaining agreement or Contract with any union;

(ii)    Contract for the employment of any officer, individual employee or other person on a full-time or consulting basis providing for base salary compensation in excess of £350,000 per annum;

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(iii)    agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien, except for Permitted Liens, on any material portion of the assets of the Company and its Subsidiaries;

(iv)    guaranty of any obligation for borrowed money or other material guaranty;

(v)    lease or agreement under which it is lessee of, or holds or operates any personal property owned by any other party, for which the annual rental exceeds £500,000;

(vi)    lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, for which the annual rental exceeds £500,000;

(vii)    Contract or group of related Contracts with the same party (or one or more parties which are, to the Knowledge of the Company, Affiliates of one another) for the sale of products or services by the Company or its Subsidiaries providing for payment to the Company or its Subsidiaries in excess of £5,000,000 during the trailing 12-month period ending on the date of the Latest Balance Sheet, other than purchase orders entered into in the ordinary course of business;

(viii)    Contract or group of related Contracts with the same party (or one or more parties which are, to the Knowledge of the Company, Affiliates of one another) for the purchase of products or services which provides for payments by the Company or its Subsidiaries in excess of £1,000,000 during the trailing 12-month period ending on the date of the Latest Balance Sheet, other than purchase orders entered into in the ordinary course of business;

(ix)    Contracts relating to any completed material business acquisition by the Company or its Subsidiaries within the three (3)-year period ended on the date on which this representation and warranty is given or deemed to be given;

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(x)    license or royalty Contract relating to the use by a third party of Company-Owned IP, in each case that involved aggregate payments or consideration of more than £1,000,000 during the trailing 12-month period ending on the date of the Latest Balance Sheet, other than customer Contracts set forth in Section 3.14(a)(vii) of the Disclosure Schedule and purchase orders under such Contracts entered into in the ordinary course of business;

(xi)    Contract with a Seller, any member of such Seller’s Group or any Connected Person of any of the foregoing;

(xii)    Contract providing for payments in excess of £1,000,000 during the trailing 12-month period ending on the date of the Latest Balance Sheet that contains a covenant not to compete or other Contract restricting the development, manufacture, marketing or distribution of the products and services of the Company or its Subsidiaries;

(xiii)    Contract under which the Company or its Subsidiaries has, directly or indirectly, made any material advance, loan, extension of credit or capital contribution to, or other material investment in, any Person other than the Company or any of its Subsidiaries (other than to employees of the Company or any of its Subsidiaries in the ordinary course of business);

(xiv)    Contract providing for indemnification by the Company or any of its Subsidiaries of any Person with respect to liabilities relating to any current or former business of the Company, any of its Subsidiaries or any predecessor of any such Person, in each case that are reasonably expected to result in cash payments individually or in the aggregate in excess of £500,000 in the 12 months following the date hereof;

(xv)    Contract for the sale of any material asset of the Company or its Subsidiaries during the last three years outside the ordinary course of business providing for payment to the Company or its Subsidiaries in excess of £500,000 or the grant of any preferential rights to purchase any such material asset or requiring the consent of any party to the transfer thereof; or

(xvi)    Contract for any joint venture, partnership, consortium or similar arrangement, or any Contract involving a sharing of revenues, profits, losses, costs or liabilities by the Company or any of its Subsidiaries with any other Person.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(b)    Each Contract set forth in Section 3.14 of the Disclosure Schedule is valid and binding in all material respects on the Company or one of its Subsidiaries to the extent the Company or such Subsidiary is a party thereto, as applicable, and to the Company’s Knowledge, each other party thereto, and is in all material respects in full force and effect and enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exception). The Company and each of its Subsidiaries and, to the Company’s Knowledge, any other party thereto, has performed all material obligations required to be performed by it under each Contract set forth on Section 3.14 of the Disclosure Schedule, except where the failure to perform would not be material to the Company and its Subsidiaries taken as a whole. None of the Sellers, the Company or any of the Company’s Subsidiaries have received any written notice of the intention of any party to terminate a Contract set forth on Section 3.14 of the Disclosure Schedule nor are there any pending renegotiations of any material amounts paid or payable to the Company or any Subsidiary thereof under any of the Contracts set forth on Section 3.14 of the Disclosure Schedule outside the ordinary course of business.

Section 3.15    Brokers and Other Advisors. Except for Credit Suisse Securities (USA) LLC, Jefferies LLC and Evercore Group L.L.C., no broker, investment banker, financial advisor, intermediary, finder or other similar Person is entitled to any broker’s, finder’s or financial advisor’s fee or other similar fee or commission, or the reimbursement of expenses, directly or indirectly, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries for which the Purchaser, the Company or any of their respective Subsidiaries will be liable following the Closing.

Section 3.16    Employees.

(a)    Section 3.16 of the Disclosure Schedule includes particulars of each director, officer and employee earning in excess of £50,000 per annum, and the principal terms of their contract including:

(i)    the Person which employs or engages them;

(ii)    their current remuneration (including any benefits and privileges that the Company or its relevant Subsidiary provides or is bound to provide to them or their dependents, whether now or in the future);

(iii)    the commencement date of each contract and the date on which their continuous service began;

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(iv)    the length of notice necessary to terminate each contract or, if a fixed term, the expiry date of the fixed term and details of any previous renewals; and

(v)    the country and location at which the individual is employed.

(b)    No written notice to terminate the contract of employment of any officer, director, or employee earning in excess of £50,000 per annum (whether given by the relevant employer or by the employee) is pending, outstanding or, to the Company’s Knowledge, threatened and, to the Company’s Knowledge, no material dispute under any applicable Law is currently outstanding between the Company or any of its Subsidiaries and any current or former officer, director or employee.

(c)    Every employee who requires permission to work in the UK has current permission to work in the UK.

(d)    No offer of employment or engagement has been made by the Company or any of its Subsidiaries that has not yet been accepted, or which has been accepted but where the employment or engagement has not yet started, in each case with respect to any employee earning in excess of £50,000 per annum.

(e)    Other than the consideration to be received by the EBT Beneficiary Sellers and other Sellers who are currently employed by the Company or any of its Subsidiaries as set out in the Allocation Schedule, the acquisition of the Purchased Shares by the Purchaser and    compliance with the terms of this Agreement will not entitle any officer, director or employee of the Company or any of its Subsidiaries to terminate their employment or receive any payment or other benefit.

(f)    All contracts between the Company or any of its Subsidiaries and its employees earning in excess of £50,000 per annum are terminable at any time on not more than six months’ notice without compensation (other than for unfair dismissal or a statutory redundancy payment) or any liability on the part of the Company or any of its Subsidiaries other than wages, commission or pension.

(g)    Neither the Company nor any of its Subsidiaries is a party to, bound by or proposing to introduce in respect of any officer, director or employee any redundancy payment scheme in addition to statutory redundancy pay.

(h)    Excluding any relevant transfer for the purposes of TUPE that arose due to a transfer between the Company and its Subsidiaries, in the three years preceding the date on which this warranty is given or deemed to be given, neither the Company nor any of its Subsidiaries (nor any predecessor or owner of any part of their respective businesses) has been a party to a relevant transfer for the purposes of TUPE affecting any of the employees or any other persons engaged in the business of the Company or any of its Subsidiaries and no event has occurred which may involve such persons in the future being a party to such a transfer. No such persons have had their terms or employment varied for any reason as a result of or connected with such a transfer.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(i)    In the two years preceding the date on which this warranty is given or deemed to be given, neither the Company nor any of its Subsidiaries has incurred any actual or contingent liability in connection with the termination of the employment of, or for a failure to provide information or to consult with, any of its employees (including redundancy payments).

(j)    In the two years preceding the date on which this warranty is given or deemed to be given, other than in the ordinary course of business, neither the Company nor any of its Subsidiaries has made or agreed to make a payment or provided or agreed to provide a benefit to any current or former director, officer or employee or to their dependents in connection with the actual or proposed termination or suspension of employment or variation of an employment contract.

(k)    There are no sums owing to any current or former officer, director or employee other than reimbursement of expenses, wages for the current salary period and holiday pay for the current holiday year.

(l)    Neither the Company nor any of its Subsidiaries is involved in any material industrial or trade dispute or negotiation regarding a claim with any trade union, group or organization of employees or their representatives representing employees and, to the Company’s Knowledge, there is nothing likely to give rise to such a dispute or claim. There is no strike, slowdown, work stoppage or lockout, or, to the Company’s Knowledge, threat thereof in writing, by or with respect to any employees of the Company or any Subsidiary thereof. To the Company’s Knowledge, no union organizing efforts are underway with respect to persons employed by the Company or any Subsidiary thereof.

(m)    The Company and its Subsidiaries have performed all material obligations and duties they are required to perform under applicable Laws in respect of each officer, director, or employee. There are no grievances, claims or legal or arbitration proceedings, including any material unfair labor practice charges or complaints, brought, pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary thereof, or any person currently or previously employed or engaged by the Company or any Subsidiary thereof or in their businesses, by any current or former officer, director, employee, consultant, or other individual engaged to provide services to the Company or any Subsidiary thereof and, to the Company’s Knowledge, there are no such circumstances that would give rise to such grievance, dispute, claim or proceedings that would have a Company Material Adverse Effect.

(n)    There are no charges or complaints of unlawful harassment or discrimination pending or, to the Company’s Knowledge, threatened in writing against the Company or any of its Subsidiaries by any of their respective employees.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Section 3.17    Insurance.

(a)    Section 3.17 of the Disclosure Schedule lists each material insurance policy maintained by the Company and its Subsidiaries and copies of each policy of insurance effected in whole or in part by or for the benefit of the Company or any of its Subsidiaries and which are material to their business as presently conducted (the “Policies”) have been made available to the Purchaser. Neither the Company nor any of its Subsidiaries is in material default with respect to its obligations under any such Policy. To the Company’s Knowledge, each such Policy is in full force and effect, and neither the Company nor any of its Subsidiaries has done or omitted to do or suffered anything to be done or not to be done which would render any policies of insurance taken out by it void or voidable.

(b)    For the three (3) years preceding the date on which this warranty is given or deemed to be given, neither the Company nor any of its Subsidiaries has received any written notice denying coverage under any such Policy and all premiums requested have been paid to date.

(c)    No claim with a reserve in excess of £100,000 is outstanding under any of the Policies.

(d)    To the Company’s Knowledge, each of the Company and the Subsidiaries has at all material times been and is adequately insured against any risks normally insured by a Person carrying on a similar business to the Company and its Subsidiaries and has at all times effected all insurances required by Law.

Section 3.18    Affiliate Transactions. To the Company’s Knowledge, no current or former officer, director, employee or Affiliate of the Company or any individual in such officer’s, director’s or employee’s immediate family is a party to any material Contract with the Company or any of its Subsidiaries (other than arising under or in connection with employment related Contracts, Contracts relating to the Company Shares held by such Person, Company Plans and confidentiality Contracts or other Contracts incident to such Person’s employment with the Company or any of its Subsidiaries), has any material interest in any material property used by the Company or any of its Subsidiaries or otherwise derives a material demonstrable benefit from the Company or its Subsidiaries (other than in such Person’s capacity as a holder of Securities of the Company or its Subsidiaries).

Section 3.19    Anti-Bribery and Anti-Corruption.

(a)    Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting for or on behalf of the Company or its Subsidiaries, is or has at any time in the three (3) years preceding the date on which this warranty is given or deemed to be given engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010 or any other Law on the giving or receiving of bribes in any other jurisdiction.

(b)    To the Company’s Knowledge, no Associated Person has bribed another person (within the meaning given in section 7(3) of the Bribery Act 2010) intending to obtain or retain business or an advantage in the conduct of business for the Company or any of its Subsidiaries, nor has any such Person been bribed within the meaning given in section 2 of the Bribery Act 2010.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(c)    Each of the Company and its Subsidiaries has in place commercially reasonable procedures designed to prevent their Associated Persons from undertaking conduct which would constitute an offence under the Bribery Act 2010.

(d)    Neither the Company nor any of its Subsidiaries, nor any director or officer, or, to the Company’s Knowledge, agent, employee or other Person acting for or on behalf of the Company or its Subsidiaries, is or has been in the three (3) years preceding the date on which this warranty is given or deemed to be given the subject of any investigation, or enquiry by, or on behalf of, any Governmental Authority, or any customer, in respect of any offence or alleged offence under the Bribery Act 2010, or under applicable anti-corruption Laws of any other jurisdiction.

Section 3.20    Sanctions.

(a)    Each of the Company and its Subsidiaries has in the three (3) years preceding the date on which this warranty is given or deemed to be given conducted its businesses in compliance with Sanctions and has instituted and maintained commercially reasonable policies and procedures designed to promote and achieve compliance with applicable Sanctions by each of the Company and its Subsidiaries and their respective directors, officers, employees and agents.

(b)    Neither the Company nor any of its Subsidiaries, nor any director or officer, or, to the Company’s Knowledge, agent, employee or other Person acting for or on behalf of the Company or its Subsidiaries:

(i)    is a Restricted Party or acts directly or indirectly on behalf of a Restricted Party;

(ii)    is a party to any contract or bid with, and has conducted any business directly or indirectly with any country or Person who was, at the time, a Sanctioned Country or Restricted Party;

(iii)    has engaged in any transaction, activity or conduct in the three (3) years preceding the date on which this warranty is given or deemed to be given that could reasonably be expected to result in its being designated as a Restricted Party; and/or

(iv)    has received written notice of, or is otherwise aware of, any pending claim, action, suit, proceedings or investigation involving such Person with respect to Sanctions.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(c)    No use of proceeds or other transaction contemplated by this Agreement will violate applicable Sanctions.

Section 3.21    Data Protection.

(a)    For purposes of this Section 3.21, the words “data subject”, “data processor”, “personal data”, “processing” and “supervisory authority” shall have the meaning given to them under Data Protection Laws.

(b)    Each of the Company and its Subsidiaries has: (i) complied in all material respects with applicable Data Protection Laws, including through adopting commercially reasonable technical and organizational security measures to protect personal data against accidental or unlawful destruction or accidental loss, alteration, unauthorised disclosure or access; (ii) obtained and maintained in full force and effect all registrations and/or notifications required under applicable Data Protection Laws; (iii) duly provided data subjects with relevant information notices and acquired the consent of data subjects to the processing of their data, where applicable and required under applicable Data Protection Laws, and any processing of the relevant data subjects’ personal data by the Company and its Subsidiaries has been materially in accordance with such notices and consents unless otherwise permitted by applicable Data Protection Laws; (iv) in place written agreements with any third party which it has authorized to have access to personal data controlled by the Company and its Subsidiaries, as required in accordance with applicable Data Protection Laws; and (vi) taken all and is continuing to take commercially reasonable steps to comply in all material respects with the requirements of the GDPR by 25 May 2018 in anticipation of the GDPR taking effect on 25 May 2018.

(c)    To the Company’s Knowledge, each of the Company and its Subsidiaries is in compliance in all material respects with the terms relating to compliance with applicable Data Protection Laws of all material data processing agreements in respect of which it is a data processor.

(d)    Neither the Company nor any of the Company’s Subsidiaries has received a written notice (including any enforcement notice), letter or complaint from a supervisory authority in the three years preceding the date of this Agreement alleging breach by it of any Data Protection Laws.

(e)    In the three years preceding the date of this Agreement, no data subject has been awarded compensation by a supervisory authority or by a court of law from the Company or any of the Company’s Subsidiaries under any Data Protection Laws.

(f)    In the three years preceding the date of this Agreement, no order has been made by a supervisory authority or a court of law against, the Company or any of the Company’s Subsidiaries for access to, the rectification, blocking, erasure or destruction of any personal data under any Data Protection Laws.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(g)    Neither the Company nor any of the Company’s Subsidiaries has transferred personal data outside of the European Economic Area other than in compliance with Data Protection Laws.

(h)    The Company and the Company’s Subsidiaries have established and regularly test a reasonably appropriate and adequate information security program (“Information Security Program”) and neither the Company nor the Company’s Subsidiaries are aware of any material breach of or material non-compliance with the Information Security Program.

(i)    To the Company’s Knowledge, no Personal Data Breach has occurred and neither the Company nor the Company’s Subsidiaries have provided, or been required to provide, notice to a data subject, business entity, supervisory authority or other governmental entity relating to a Personal Data Breach.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CERTAIN SELLERS

Each Seller (other than the EBT Seller), severally and not jointly or jointly and severally, as to himself, herself or itself, as applicable, represents and warrants to the Purchaser that, except as disclosed in the Disclosure Schedule:

Section 4.1    Capacity, Organization and Organizational Power. If such Seller is a natural person, such Seller has the legal capacity to enter into this Agreement. If such Seller is not a natural person, such Seller (i) is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and (ii) possesses all requisite organizational power and authority necessary to enter into and carry out the purchase and sale of his, her or its Purchased Shares and any of the other Transactions.

Section 4.2    Authority; Noncontravention.

(a)    If such Seller is not a natural person, (i) such Seller has all necessary organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions and (ii) the execution and delivery of and performance by such Seller under this Agreement and the consummation by such Seller of the Transactions have been duly authorized by all requisite organizational action and no other organizational action on the part of such Seller is necessary to authorize the execution and delivery of and performance by such Seller under this Agreement and the consummation by such Seller of the Transactions. This Agreement has been duly executed and delivered by such Seller and, assuming due authorization, execution and delivery hereof by the other Parties, constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except that such enforceability may be limited by the Bankruptcy and Equity Exception. If such Seller is not a natural person, no vote or approval of the holders of any class or series of capital stock of such Seller is necessary to adopt this Agreement and approve the Transactions.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(b)    Neither the execution and delivery of this Agreement by such Seller, nor the consummation by such Seller of the Transactions, nor compliance by such Seller with any of the terms or provisions hereof, will (i) if such Seller is not a natural person, materially conflict with or materially violate any provision of its constitutional documents, (ii) assuming that each of the consents, authorizations and approvals referred to in Section 3.3 (and any condition precedent to any such consent, authorization or approval has been satisfied) and each of the filings referred to in Section 3.3 are made and any applicable waiting periods referred to therein have expired, violate any Law applicable to such Seller or (iii) result in any material breach of, or constitute a material default (with or without notice or lapse of time or both) under, or give rise to any right of termination, amendment, acceleration or cancellation of, any Contract to which such Seller is a party, or result in the creation of a Lien, other than any Permitted Lien, upon any of the properties or assets or Purchased Shares of such Seller, other than, in the case of clauses (ii) or (iii), as would not have a material adverse effect on such Seller’s ability to consummate the Transactions at the Closing.

Section 4.3    Ownership of Purchased Shares. As of immediately prior to the Closing, (i) such Seller (other than an EBT Beneficiary Seller) will be the legal and beneficial owner of the Purchased Shares set forth opposite such Seller’s name on the Allocation Schedule and (ii) such EBT Beneficiary Seller will be the beneficial owner of the Purchased Shares set forth opposite such EBT Beneficiary Seller’s name on the Allocation Schedule, in each case free and clear of all Liens, agreements, voting trusts, proxies or other arrangements or restrictions whatsoever (other than transfer restrictions under applicable Laws) and shall transfer and deliver to the Purchaser at the Closing valid title to such Purchased Shares, free and clear of all Liens, agreements, voting trusts, proxies or other arrangements or restrictions whatsoever (other than transfer restrictions under applicable Laws). Such Seller is not a party to (a) any option, warrant, purchase right, right of first refusal, call, put or other contract (other than this Agreement) that could require such Seller to sell, transfer or otherwise dispose of any of such Seller’s Purchased Shares or (b) any voting trust, proxy or other contract relating to the voting of any of such Seller’s Purchased Shares.

Section 4.4    Governmental Approvals. Except for (a) the consents, approvals and filings listed in Section 3.3 of the Disclosure Schedule, (b) the consents, approvals and filings that may be required solely by reason of the Purchaser’s participation in the Transactions or any facts or circumstances relating to the Purchaser or any of its Affiliates, and (c) filings required under, and compliance with other applicable requirements of, FSMA and FCA Rules, no material consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by such Seller and the consummation by such Seller of the Transactions, other than as would not have a material adverse effect on such Seller’s ability to consummate the Transactions at the Closing.

Section 4.5    Brokers and Other Advisors. No broker, investment banker, financial advisor, intermediary, finder or other similar Person is entitled to any broker’s, finder’s or financial advisor’s fee or other similar fee or commission, or the reimbursement of expenses, directly or indirectly, in connection with the Transactions based upon arrangements made by or on behalf of such Seller for which the Purchaser, the Company or any of their respective Subsidiaries will be liable following the Closing.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Section 4.6    Legal Proceedings. There are no suits or proceedings pending or, to such Seller’s knowledge, overtly threatened in writing against such Seller at law or in equity, or before or by any Governmental Authority, which would have a material adverse effect on such Seller’s ability to consummate the transactions to occur hereunder at the Closing. Such Seller is not subject to any outstanding judgment, order or decree of any Governmental Authority which would have a material adverse effect on such Seller’s ability to consummate the Transactions at the Closing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE EBT SELLER

The EBT Seller represents and warrants to the Purchaser that, except as disclosed in the Disclosure Schedule:

Section 5.1    Capacity, Organization and Organizational Power. The EBT Seller (i) is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and (ii) possesses all requisite organizational power and authority necessary to enter into and carry out the purchase and sale of the Purchased Shares set forth opposite the EBT Seller’s name on the Allocation Schedule and any of the other Transactions.

Section 5.2    Ownership of Purchased Shares. As of the date hereof, the EBT Seller is the legal and beneficial owner of 62,004 Class C Shares and 1,550 Class D Shares and is the legal owner of 50,125 Class D Shares and as of immediately prior to the Closing, the EBT Seller will be the legal owner of the Purchased Shares set forth opposite the EBT Seller’s name on the Allocation Schedule, free and clear of all Liens, agreements, voting trusts, proxies or other arrangements or restrictions whatsoever (other than transfer restrictions under applicable Laws) and shall transfer and deliver to the Purchaser at the Closing valid title to such Purchased Shares, free and clear of all Liens, agreements, voting trusts, proxies or other arrangements or restrictions whatsoever (other than transfer restrictions under applicable Laws). The EBT Seller is not a party to (a) any option, warrant, purchase right, right of first refusal, call, put or other contract (other than this Agreement) that could require the EBT Seller to sell, transfer or otherwise dispose of any of the EBT Seller’s Purchased Shares or (b) any voting trust, proxy or other contract relating to the voting of any of the EBT Seller’s Purchased Shares.

Section 5.3    Authority; Noncontravention.

(a)    The EBT Seller has all necessary organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions and the execution and delivery of and performance by the EBT Seller under this Agreement and the consummation by the EBT Seller of the Transactions have been duly authorized by all requisite organizational action and no other organizational action on the part of

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission the EBT Seller is necessary to authorize the execution and delivery of and performance by such Seller under this Agreement or the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the EBT Seller and, assuming due authorization, execution and delivery hereof by the other Parties, constitutes a legal, valid and binding obligation of the EBT Seller, enforceable against the EBT Seller in accordance with its terms, except that such enforceability may be limited by the Bankruptcy and Equity Exception.

(b)    Neither the execution and delivery of this Agreement by the EBT Seller, nor the consummation by the EBT Seller of the Transactions, nor compliance by the EBT Seller with any of the terms or provisions hereof, will (i) materially conflict with or materially violate any provision of its constitutional documents, (ii) violate any Law applicable to the EBT Seller or (iii) result in any material breach of, or constitute a material default (with or without notice or lapse of time or both) under, or give rise to any right of termination, amendment, acceleration or cancellation of, any Contract to which the EBT Seller is a party, or result in the creation of a Lien, other than any Permitted Lien, upon any of the Purchased Shares of the EBT Seller.

Section 5.4    Governmental Approvals. No material consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the EBT Seller and the consummation by the EBT Seller of the Transactions, other than as would not have a material adverse effect on the EBT Seller’s ability to consummate the Transactions at the Closing.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company and each Seller that:

Section 6.1    Organization, Standing and Organizational Power of the Purchaser. The Purchaser is a private limited company duly incorporated, validly existing and in good standing under the Laws of England and Wales and has all requisite corporate power and authority necessary to enter into and carry out the purchase and sale of the Purchased Shares and any of the other Transactions.

Section 6.2    Authority; Noncontravention.

(a)    The Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of and performance by the Purchaser under this Agreement, and the consummation by the Purchaser of the Transactions, have been duly authorized and approved by all requisite corporate action by the Purchaser and no other corporate action on the part of the Purchaser is necessary to authorize the execution and delivery of and performance by the Purchaser under this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery hereof by the other Parties, constitutes a legal,

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the Bankruptcy and Equity Exception. No vote or approval of the holders of any class or series of capital stock of Parent or the Purchaser is necessary to adopt this Agreement and approve the Transactions.

(b)    Neither the execution and delivery of this Agreement by the Purchaser, nor the consummation by the Purchaser of the Transactions, nor compliance by the Purchaser with any of the terms or provisions hereof, will (i) materially conflict with or materially violate any provision of its constitutional documents, (ii) assuming that each of the consents, authorizations and approvals referred to in Section 6.3 (and any condition precedent to any such consent, authorization or approval has been satisfied) and each of the filings referred to in Section 6.3 are made and any applicable waiting periods referred to therein have expired, violate any Law applicable to the Purchaser or (iii) result in any material breach of, or constitute a material default (with or without notice or lapse of time or both) under, or give rise to any right of termination, amendment, acceleration or cancellation of, any Contract to which the Purchaser is a party, except, in the case of clauses (ii) or (iii), as would not have a Purchaser Material Adverse Effect.

Section 6.3    Governmental Approvals. Except for filings, approvals or deemed approvals required under, and compliance with other applicable requirements of, FSMA, no material consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the Transactions, other than as would not have a Purchaser Material Adverse Effect.

Section 6.4    Brokers and Other Advisors. No broker, investment banker, financial advisor, intermediary, finder or other Person is entitled to any broker’s, finder’s or financial advisor’s fee or other similar fee or commission, or the reimbursement of expenses, directly or indirectly, in connection with the Transactions based upon arrangements made by or on behalf of the Purchaser or any of its Subsidiaries for which the Company, its Subsidiaries or any of the Sellers would be liable.

Section 6.5    Sufficient Funds. The Purchaser has, and will have available at and at all times prior to the Closing, access to sufficient cash, marketable securities, available lines of credit or other sources of immediately available funds (subject, in the case of lines of credit, financing facilities or other debt securities or similar instruments (including the Financing), to customary conditions precedent to funding thereunder the delivery of which are within the control of the Purchaser, including the submission of a utilization request and the delivery of a funds flow statement or similar, and which the Purchaser shall cause to be satisfied) to pay all amounts payable by the Purchaser pursuant to Article I and Article II, and any other amounts incurred or otherwise payable by the Purchaser or, following the Closing, the Company, in connection with the Transactions, and there is no restriction on the use of such cash for such purposes. The Purchaser’s obligations hereunder are not subject to any conditions regarding the Purchaser’s, its Affiliates’ or any other Person’s ability to obtain any financing for the consummation of the Transactions.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Section 6.6    Legal Proceedings. There are no suits or proceedings pending or, to the Purchaser’s knowledge, overtly threatened in writing against the Purchaser at law or in equity, or before or by any Governmental Authority, which if determined adversely to the Purchaser would have a material adverse effect on the Purchaser’s ability to consummate the transactions to occur hereunder at the Closing. The Purchaser is not subject to any outstanding judgment, order or decree of any Governmental Authority which would have a material adverse effect on the Purchaser’s ability to consummate the Transactions at the Closing.

Section 6.7    Investment Representation. The Purchaser is acquiring the Purchased Shares for its own account with the present intention of holding such securities for investment purposes and not with a view to, or for sale in connection with, any distribution of such securities in violation of any federal or state securities Laws. The Purchaser is knowledgeable about the industries in which the Company and its Subsidiaries operate and is informed as to the risks of the Transactions and of ownership of the Purchased Shares for an indefinite period of time. The Purchaser acknowledges that the Purchased Shares have not been registered under the Securities Act or any state or non-U.S. securities Laws and that the Purchased Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is registered under any applicable state or non-U.S. securities Laws or sold pursuant to an exemption from registration under the Securities Act and any applicable state or non-U.S. securities Laws.

Section 6.8    Solvency. Immediately after giving effect to the Transactions, the Purchaser and each of its Subsidiaries (including the Company and its Subsidiaries) shall be able to pay their respective debts as they become due and shall own property that has a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the Transactions, the Purchaser and each of its Subsidiaries shall have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of the Purchaser, the Company or any of their respective Subsidiaries.

ARTICLE VII

COVENANTS

Section 7.1    Conduct of Business.

(a)    Except (x) as otherwise expressly contemplated or expressly permitted by this Agreement, (y) as required by applicable Law or (z) as expressly contemplated by Section 7.1(a) of the Disclosure Schedule, during the period from the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, unless the Purchaser otherwise consents (which consent shall not be unreasonably withheld, delayed or conditioned), (1) the Company shall use reasonable efforts to, and shall cause its Subsidiaries to use reasonable efforts to, conduct their respective businesses in all material respects in the ordinary course consistent with past practice, and (2) unless required by any Contract set forth on Section 3.14 of the Disclosure Schedule or required by Law, the Company shall not, and shall cause its Subsidiaries to not:

(i)    issue, sell or grant any loan capital, shares or other equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any of its loan capital, shares or other equity interests, or any rights, warrants or options to purchase any of its loan capital, shares or other equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any of its loan capital, shares or other equity interests, except for transactions between or among the Company and its wholly-owned Subsidiaries;

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(ii)    redeem, purchase, repurchase or otherwise acquire any of its outstanding loan capital, shares or other equity interests, or any rights, warrants or options to acquire any of its loan capital, shares or other equity interests, except (A) pursuant to commitments in effect as of the date hereof and disclosed to the Purchaser, (B) pursuant to clause (xii) below or (C) in connection with withholding to satisfy tax obligations or with respect to acquisitions in connection with the forfeiture of equity awards;

(iii)    amend orally or in writing, by contract, deed or otherwise, the capacity of any Specified Executive so that the rights and obligations applying to “Executives” under the Company SHA will no longer apply to such individual;

(iv)     (A) declare, authorize, set aside for payment or pay any cash or non-cash payment, dividend or return of capital on, or make any other distribution in respect of, any of its loan capital, shares or other equity interests, other than dividends or distributions by any Subsidiary of the Company to the Company or any wholly-owned Subsidiary of the Company or (B) adjust, split, combine, subdivide or reclassify any of its Securities;

(v)    sell, dispose of or grant any option or right of preemption in respect of any of its properties or assets with a book or market value in excess of £1,000,000, except (A) sales, leases, rentals and licenses in the ordinary course of business, (B) pursuant to Contracts in force on the date of

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission this Agreement and disclosed to the Purchaser, (C) dispositions of inventory, equipment or other assets that are no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, or (D) transfers among the Company and its wholly-owned Subsidiaries;

(vi)    make capital expenditures in excess of £1,000,000 in the aggregate for the Company and its Subsidiaries taken as a whole during any consecutive three (3)-month period, except (A) as budgeted in the Company’s or its Subsidiaries’ current budget that was made available to the Purchaser or (B) pursuant to Contracts in force on the date of this Agreement and made available to the Purchaser;

(vii)    make any acquisition (including by merger) of the Securities or a material portion of the assets of any other Person, or participate in or terminate any participation in any joint venture or partnership that is material to the Company and its Subsidiaries, taken as a whole;

(viii)    make any material alterations to the terms of employment of any of its officers, directors or employees whose base salary exceeds £50,000 per annum, except as required pursuant to applicable Law or the terms of Company Plans;

(ix)    make any material amendment to any Company Plan or introduce any new arrangement for the payment of pensions or other benefits on retirement to any of its current or former employees or directors (or any of their dependants) that would constitute a Company Plan;

(x)    dismiss any Specified Executive or any of its employees whose base salary exceeds £50,000 per annum, other than for gross misconduct, or employ or engage (or offer to employ or engage) any person whose base salary would exceed £50,000 per annum;

(xi)    agree to vary the contractual notice period of any Specified Executive to effect or permit the termination of the Specified Executive’s employment with the Company prior to the Closing;

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(xii)    fail to promptly give notice of the exercise the Good Leaver Call Option or Bad Leaver Call Option (as defined in the Company SHA and the Company’s Articles of Association) to repurchase any shares held by a Specified Executive on the termination of such Specified Executive’s employment with the Company prior to the Closing in each case in accordance with the terms and conditions set forth in the Company SHA;

(xiii)    make any loan to any officer or director of the Company or its Subsidiaries or to any employee of the Company or its Subsidiaries (if the loan to such employee is in excess of £10,000), or enter into any other material transaction with, any employees, officers or directors of the Company or its Subsidiaries outside the ordinary course of business or not on arms’ length terms;

(xiv)    enter into or terminate any employment Contract with any of its directors or executive officers with a base salary exceeding £200,000 per year or any collective bargaining agreement, or modify the terms of any such existing Contract;

(xv)    materially amend the Company Constitutional Documents or the constitutional documents of any Subsidiary of the Company;

(xvi)    take any action to incur or assume any liabilities or obligations for borrowed money or guarantee any such liabilities or obligations for borrowed money, other than in the ordinary course of business or pursuant to the Credit Facilities;

(xvii)    prepay any loan outside of the ordinary course of business and exceeding £200,000, except for loans among the Company and its wholly-owned Subsidiaries;

(xviii)    willfully permit any of its insurances to lapse or do or willfully fail to do anything which would make any policy of insurance void or voidable;

(xix)    change in any material respect the accounting procedures, principles, periods, methods, policies or practices of the Company or any of its Subsidiaries (including relating to Tax) or make or change any material election relating to Tax;

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(xx)    create any Lien (other than any Permitted Lien) in respect of any material part of its assets;

(xxi)    materially amend or terminate or enter into any Contract that would have been required to be set forth in Section 3.14(a)(i), (v), (vi), (xii), (xiii) or (xiv) of the Disclosure Schedule if it were in effect on the date hereof, or materially amend or terminate any Contract that is set forth or required to be set forth in any such section of the Disclosure Schedule;

(xxii)    willfully do or omit to do anything which is likely to result in the termination, revocation, modification or non-renewal of any Company Permit;

(xxiii)    change its auditors or its bankers;

(xxiv)    change its residence for Tax purposes or start to trade through a permanent establishment outside its jurisdiction of incorporation;

(xxv)    prepare or file any Tax Return materially inconsistently with past practice or, on any such Tax Return, take any position or make or change any election, or adopt any accounting method that is materially inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

(xxvi)    settle, compromise, agree or materially negotiate any audit, enquiry, assessment, dispute or litigation relating to Tax with any Tax Authority, enter into any closing agreement or similar agreement with any Tax Authority in relation to such audit, enquiry, assessment, dispute or litigation, or consent to any material extension or waiver of a limitation period relating to Tax;

(xxvii)    make any payment of Tax to any Tax Authority other than in the ordinary course of business;

(xxviii)    enter into any material arrangement, agreement, advance agreement or ruling with any Tax Authority;

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(xxix)    other than in respect of this Agreement, commence any material litigation or arbitration proceedings or compromise, settle, release, discharge or compound material litigation or arbitration proceedings (excluding any routine debt collection and related litigation), in each case that would result in any business change, forfeiture of use of an asset or payments by the Company or any of its Subsidiaries in excess of £500,000 individually;

(xxx)    enter into any material lease of real property, except any renewals of existing leases in the ordinary course of business;

(xxxi)    open, relocate or close any material office or other facility, or make any application in connection with any of the foregoing;

(xxxii)    adopt a plan or agreement of complete or partial liquidation or dissolution; or

(xxxiii)    agree, conditionally or otherwise, in writing to take any of the foregoing actions.

Notwithstanding anything to the contrary in this Section 7.1(a), (A) no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of clauses (A) through (xxx) of this clause (2) of this Section 7.1(a) shall be deemed a breach of clause (1) of this Section 7.1(a), unless such action would constitute a breach of such clause and (B) the Company and its Subsidiaries’ failure to take any action prohibited by this clause (2) of this Section 7.1(a) will not be a breach of clause (1) of this Section 7.1(a), unless the Purchaser had provided its consent to the taking of such action when requested.

Section 7.2    Exclusivity. The Company and each Seller agree that after the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, such Seller shall not, as applicable, and shall cause such Seller’s Affiliates and Subsidiaries, and shall direct such Seller’s, such Affiliates’ and such Subsidiaries’ respective Representatives not to, directly or indirectly: (a) solicit or initiate the submission of any Acquisition Proposal; (b) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action knowingly to facilitate or encourage any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; (c) enter into any agreement with respect to any Acquisition Proposal; or (d) knowingly give access to any third party to the premises or Representatives of the Company or its Subsidiaries in connection with the evaluation, negotiation or implementation of any Acquisition Proposal. The Company shall promptly after the execution hereof request each Person that has executed a confidentiality agreement within the last 12 months in connection with its consideration of acquiring the Company or any Subsidiary thereof or substantially all the

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission business or assets of the Company or any Subsidiary thereof or any other transaction contemplated by an Acquisition Proposal to return or destroy all confidential information furnished to such Person by or on behalf of the Company in accordance with the terms of such agreement.

Section 7.3    Payoff Letters; Letter of Direction.

(a)    On or prior to one (1) Business Day prior to the Closing Date, the Company shall (i) deliver to the Purchaser appropriate payoff letters from the holders of Indebtedness arising under the Credit Facilities (other than in respect of the Ancillary Facilities) (the “Payoff Indebtedness”), setting out the amounts required to discharge all amounts (including principal, interest, break fees and any prepayment premiums, if applicable) owed thereunder and providing the details of the accounts to which such amounts should be remitted, and (ii) procure that, to the extent applicable, such holders of Payoff Indebtedness (or any security agent or security trustee acting on their behalf) deliver all related Lien releases to the Company, duly executed by each party thereto, with such Lien releases to provide for the automatic release of all Liens which secure the Payoff Indebtedness on the Closing Date upon receipt of all amounts required to pay all amounts owing in respect of the Payoff Indebtedness.

(b)    The Company shall cause Crown Finco S.à r.l., a private limited company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg “Crown Finco”) to execute and deliver a letter of direction in respect of the Investor Loan Notes providing that Crown Finco directs the Purchaser to pay at the Closing from the Investor Loan Note Redemption Amount the Crown Finco Loan Amount to either the Company or the applicable Subsidiary of the Company that is owed such amount on Crown Finco’s behalf. Upon such payment by the Purchaser at the Closing, such payment will discharge fully (i) all obligations owed by Crown Finco to the Company and its Subsidiaries in respect of the Crown Finco Loan and such loan shall no longer be outstanding and (ii) all obligations owed by the Purchaser to procure the repayment of the Investor Loan Note Redemption Amount to Crown Finco pursuant to Section 1.3(d).

Section 7.4    Reasonable Best Efforts.

(a)    Subject to the terms and conditions of this Agreement, each of the Company and the Purchaser shall use its respective reasonable best efforts to (i) cause the Transactions to be consummated as soon as practicable, and (ii) obtain all actions or non-actions, approvals, consents, waivers, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions as soon as practicable.

(b)    In furtherance and not in limitation of the foregoing, each Party agrees to (i) supply as soon as practicable any information and documentary material that may be required or requested by any Governmental Authority and (ii) use its reasonable best efforts to take or cause to be taken all other actions consistent with this Section 7.4 as necessary to obtain any necessary approvals, consents, waivers, permits, authorizations or other actions or non-actions from each Governmental Authority as soon as practicable. The Purchaser shall be responsible for all filing fees under the FSMA and any other Laws applicable to the Purchaser.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(c)    The Purchaser agrees to: (i) make initial submissions, notifications and filings which are required in order to procure fulfillment of the FCA Condition as soon as practicable and in any event within ten (10) Business Days after the date hereof (unless the Purchaser and the Company otherwise agree to a different date), (ii) supply as soon as practicable any additional information and documentary material that may be requested by the FCA in relation to the FCA Condition, (iii) use its best efforts to take, or cause to be taken, all other actions consistent with this Section 7.4 necessary for the fulfillment of the FCA Condition as soon as practicable and (iv) in respect of submissions, notifications and filings required to be made by an Additional Controller in order to procure fulfillment of the FCA Condition, the Purchaser shall cause each such Additional Controller to comply with clauses (i) to (iii) of this Section 7.4(c).

(d)    Each of the Sellers that will “cease to have control” (as such phrase is meant in Section 8.1(a)(ii)) shall, and the Company shall cause each of the FCA Regulated Companies to: (i) make any submissions, notifications and filings which are required in order to procure fulfillment of the FCA Condition as soon as practicable and in any event in accordance with the FCA requirements applicable to it, (ii) supply as soon as practicable any additional information and documentary material that may be requested by the FCA in relation to the FCA Condition, and (iii) use its best efforts to take, or cause to be taken, all other actions consistent with this Section 7.4 necessary for the fulfillment of the FCA Condition as soon as practicable.

(e)    For the avoidance of doubt, each of the Parties (and in the case of the Company, the Company shall procure that its Subsidiaries) shall provide each other with reasonable cooperation and assistance, upon request by the relevant Party, that is necessary for that Party to perform such Party’s obligations under Section 7.4(c) and Section 7.4(d), as appropriate, including the provision of relevant information that may be needed by the relevant Party thereunder, except that information of a confidential or commercially sensitive nature may be provided to the FCA directly.

(f)    Each Party shall: (i) promptly notify the other Parties of, and if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any communication to such Person from a Governmental Authority and permit the others to review and discuss in advance (and to consider in good faith any comments made by the others in relation to) any proposed written communication to a Governmental Authority, (ii) keep the others reasonably informed of any developments, meetings or discussions with any Governmental Authority in respect of any filings, investigation, or inquiry concerning the Transactions and (iii) not independently participate in any meeting or discussions with a Governmental Authority in respect of any filings, investigation or inquiry concerning the Transactions without giving the other Parties prior notice of such meeting or discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, (i) each of the Purchaser, the Sellers and the Company may designate any non-public information provided to any Governmental Authority as restricted to “Outside Counsel” only and any such information shall not be shared with employees, officers, managers or directors or their

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission equivalents of the other Parties without approval of the Party providing the non-public information, and (ii) materials may be redacted (A) to remove references concerning the valuation of the Company, (B) as necessary to comply with contractual arrangements and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns. This Section 7.4(f) shall not apply in respect of communications, discussions and meetings with the FCA in respect of the FCA Condition.

(g)    Each Party shall: (i) keep the other parties regularly informed of the progress towards fulfilling the FCA Condition and (ii) in respect of any communications, submissions, notifications or filings made to or received from the FCA relating to the FCA Condition, notify the other parties promptly following the sending or receipt of such communications, submissions, notifications or filings. The Purchaser shall cause each Additional Controller to comply with this Section 7.4(g) and the Company shall cause each of the FCA Regulated Companies to comply with this Section 7.4(g).

(h)    The Purchaser shall notify the Company, and the Company shall notify the Purchaser, promptly upon, and in any event within one Business Day of, becoming aware that the FCA Condition applicable to it has been fulfilled.

(i)    Subject to Section 7.4(l), in respect of the FCA Condition, the Purchaser agrees to use its best efforts, and to cause each Additional Controller to use its best efforts, and the Company agrees to use its best efforts and, in the case of the Company, to cause each FCA Regulated Company to use its best efforts, to satisfy all conditions and requirements which may be requested by a Governmental Authority, with a view to procuring the fulfillment of the FCA Condition and enabling the Parties to close the Transactions as soon as practicable (and in any event no later than three (3) Business Days prior to the Outside Date).

(j)    The Purchaser shall not, nor shall it permit its Affiliates to, acquire or agree to acquire any rights, assets, business, Person or division thereof (through acquisition, license, joint venture, collaboration or otherwise), if such acquisition could reasonably be expected to materially increase the risk of not obtaining any applicable clearance, consent, approval or waiver under applicable Laws with respect to the Transactions.

(k)    For purposes of Section 7.4(a)(ii) solely with respect to third parties that are not Governmental Authorities, the “reasonable best efforts” or “best efforts” of the Company will not require the Sellers, the Company or any of its Subsidiaries or Affiliates thereof to expend any money to remedy any breach of any representation or warranty hereunder, to commence any litigation or arbitration proceeding, to waive or surrender any right, to modify any agreement (including any Contract set forth on Section 3.14 of the Disclosure Schedule), to offer or grant any accommodation or concession (financial or otherwise) to any third party or to otherwise suffer any detriment, to obtain any consent required for the consummation of the Transactions, or to waive or forego any right, remedy or condition hereunder; provided that the Company and the Sellers will be permitted to grant accommodations or concessions regarding any of the foregoing in their sole discretion so long as such accommodations or concessions are satisfied, completed or paid prior to the Closing Date or included in the Transaction Expenses Amount in the Expense Statement.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(l)    Notwithstanding anything to the contrary herein, nothing in this Section 7.4 shall require the Purchaser or the Company to take or omit to take any action that would have a Company Material Adverse Effect.

Section 7.5    Public Announcements. The initial press release with respect to the execution of this Agreement by the Sellers or the Purchaser shall be reasonably agreed upon by the Purchaser and the Seller Representative. Following such initial press release, the Purchaser and the Seller Representative shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as such Party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system (and then only after as much advance notice and consultation as is feasible); provided, that the Institutional Seller and its Affiliates may disclose the subject matter of this Agreement and the financial return and other financial performance or statistical information in connection with fundraising, marketing, informational or reporting activities to current and potential equityholders or investors.

Section 7.6    Access to Information; Contact with Employees, Customers and Suppliers.

(a)    Subject to applicable Laws relating to the exchange of information, from the date hereof until the earlier of the Closing or the date on which this Agreement is terminated in accordance with its terms, the Company shall afford to the Purchaser and its Representatives, reasonable access during normal business hours (i) subject to Section 7.6(b), senior officers of the Company and its Subsidiaries and (ii) the Company’s and its Subsidiaries’ properties, books, Contracts, Tax Returns, financial, operating and other data, and records, and the Company shall furnish promptly to the Purchaser such information concerning the Company’s and its Subsidiaries’ respective business and properties as the Purchaser may reasonably request (other than any publicly available document filed by it pursuant to the requirements of federal or state securities Laws); provided that the Purchaser and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company or its Subsidiaries; provided, further, that the Company and its Subsidiaries shall not be obligated to provide such access or information if the Company determines, in its reasonable judgment, that doing so would violate applicable Law or a Contract or obligation of confidentiality owing to a third-party, jeopardize the protection of the attorney-client privilege or expose such Party to risk of liability for disclosure of sensitive or personal information. Until the Closing, the information provided shall be subject to the terms of the Confidentiality Agreement and, without limiting the generality of the foregoing, the Purchaser shall not, and the Purchaser shall cause its respective Representatives not to, use such information for any purpose unrelated to the consummation of the Transactions.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(b)    Prior to the Closing, the Purchaser and its Representatives may only contact and communicate with the employees, agents, Representatives, customers, service providers, regulators, suppliers and other material business relations of the Company and its Subsidiaries in connection with the Transactions after prior consultation with and written approval of the Seller Representative; provided that the Purchaser and its Representatives may contact or communicate with the FCA solely to facilitate the FCA Condition and the chief executive officer, chief financial officer, general counsel, chief technology officer, chief operating officer, chief data officer and human resources director of the Company and its Subsidiaries (the “Designated Officers”) (so long as the Company’s chief executive officer is made aware and kept informed of any such contacts or communications), without the prior written approval of the Seller Representative solely for purpose of discussing any information request from the FCA or any operational aspects of the business; provided further, that the Purchaser and its Representatives may contact or communicate with employees of the Company and its Subsidiaries (other than the Designated Officers) by requesting such access in writing (including by e-mail) with a brief description of the general purpose of such contact or communication to the Company’s chief executive officer (the “CEO”) (with a copy to the Seller Representative, including by e-mail) and obtaining the prior written approval (including by e-mail) of the CEO for such access (which approval may not be unreasonably withheld, delayed or conditioned, but may be withdrawn by written notice (including by e-mail) from the CEO at any time) in each case only for the general purpose(s) and periods approved by the CEO.

Section 7.7    Access to Books and Records. From and after the Closing, for a period of seven (7) years, the Purchaser shall, and shall cause the Company to, provide the Seller Representative and its authorized Representatives with access, during normal business hours and upon reasonable notice, to (i) the books and records (for the purpose of examining and copying) of the Company and its Subsidiaries with respect to periods or occurrences prior to or on the Closing Date and (ii) employees of the Purchaser, the Company and their Affiliates for purposes of better understanding such books and records. Unless otherwise consented to in writing by the Seller Representative, the Purchaser shall not, and shall not permit the Company or its Subsidiaries to, for a period of seven (7) years following the Closing Date, destroy, alter or otherwise dispose of any of the books and records of the Company or its Subsidiaries for any period prior to the Closing Date without first giving reasonable prior written notice to the Seller Representative and offering to surrender to the Seller Representative such books and records or any portion thereof that the Purchaser or the Company may intend to destroy, alter or dispose of.

Section 7.8    D&O Insurance.

(a)    The Purchaser shall cause the Company to maintain in effect “tail” insurance coverage (“Tail Coverage”) with an insurer with the same or better credit rating as the current carrier the Company has as of the date hereof for a period of six (6) years from the Closing with respect to the policies of directors’ and officers’ liability insurance and fiduciary liability insurance in effect as of the date hereof (the “Existing D&O Policy”) maintained by the Company and/or its Subsidiaries covering matters arising on or before the Closing; provided that the Purchaser shall use its reasonable efforts to negotiate and purchase such Tail Coverage upon Closing and provide reasonably satisfactory evidence to the Sellers of the purchase and funding of

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission such Tail Coverage in connection with the Closing. Such Tail Coverage shall be on terms with respect to coverage and in amounts no less favorable than those of the Existing D&O Policy and shall be for the benefit of those Persons covered by the Existing D&O Policy. All costs and expenses related to the Tail Coverage shall be payable by the Purchaser, and no amount of such costs and expenses related to the Tail Coverage shall be included in the calculation of Transaction Expenses.

(b)    Effective upon the Closing, the Company, for itself and on behalf of each of its Subsidiaries and their respective successors and assigns, hereby releases and forever discharges each Seller and its, his or her direct or indirect equityholders, controlling Persons, controlling Affiliates and Representatives (and any Representatives of any of the foregoing), in each case solely in their capacities as such, of and from any and all actions, causes of action, suits and liabilities relating to or arising out of (i) any actual or alleged breach of any fiduciary duty or (ii) any rights or claims accruing to any of them relating to or arising out of such Seller’s ownership of the Company or such Seller’s Company Shares that shall have arisen on or prior to the Closing Date. Notwithstanding the foregoing, this Section 7.8(b) shall not operate as a release or compromise of any obligations of any Seller under this Agreement or under any agreement entered into pursuant to this Agreement.

Section 7.9    No Control of Other Party’s Business. Nothing contained in this Agreement is intended to give the Purchaser, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Closing. Prior to the Closing, the Company shall exercise, subject to the terms and conditions of this Agreement and subject to any rights of the Sellers, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 7.10    Employee Matters.

(a)    Subject to Section 7.10(c), the Purchaser shall, for a period of no more than five (5) months following the Closing, cause the Company to provide to each individual who is an employee of the Company or any of its Subsidiaries as of immediately prior to the Closing (each, a “Company Employee”) at least the same base salary, wages and bonus opportunities that were provided to such Company Employee immediately prior to the Closing, subject to the Company Employee remaining employed by the Company or the relevant Subsidiary during the relevant one year period. The Purchaser and the Company hereby agree that the consummation of the Transactions shall constitute a “change of control” for purposes of all Company Plans listed in the Disclosure Schedule; provided that the exclusion of a Company Plan from the Disclosure Schedules shall not be considered a determination that a “change in control” has not occurred with respect to such Company Plan.

(b)    For eligibility and vesting purposes (other than vesting of future equity awards) and for purposes of determining severance amounts and future vacation accruals under the compensation and benefit plans, programs, agreements, policies or arrangements of the Purchaser and its Affiliates, the Purchaser currently intends to cause the Company after the Closing to provide each Company Employee with credit for his or her service with the Company and its Subsidiaries before the Closing to the same extent that such Company Employee was contractually entitled, before the Closing, to credit for his or her service under any similar or comparable Company Plans (except to the extent this credit would result in a duplication of accrual of benefits in respect of the same period of service).

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(c)    Nothing contained herein, express or implied: (i) shall be construed to establish, amend or modify any benefit or compensation plan, program, agreement or arrangement, (ii) is intended to confer upon any current or former employee any right to employment or continued employment for any period of time by reason of this Agreement, or any right to a particular term or condition of employment or (iii) is intended to confer upon any individual (including employees, retirees, or dependents or beneficiaries of employees or retirees) other than the Parties any right as a third party beneficiary of this Agreement.

(d)    Each of the Purchaser, the Company and the Specified Executives hereby agrees that, for purposes of Section 7.7 of the Company SHA:

(i)    the Purchaser’s delivery of a written notice to a Specified Executive at any time on or prior to the date which is fifteen (15) Business Days prior to Closing, requesting that such Specified Executive continue to provide services to the Purchaser and the Company and its Subsidiaries following the consummation of the Transaction on the terms set out in Section 7.7 of the Company SHA, shall constitute a “reasonable request” from the Purchaser which is sufficient to invoke the procedures set forth therein;

(ii)    any Specified Executive who does not deliver a response in writing to such notice from the Purchaser under Section 7.10(d)(i) within fifteen (15) Business Days of delivery of such notice shall be deemed to have declined to provide the requested services and therefore Section 7.7.1 of the Company SHA shall apply. Where the Specified Executive delivers a response in writing to such notice from the Purchaser under Section 7.10(d)(i) within fifteen (15) Business Days of delivery of such notice, such Specified Executive has agreed to provide the requested services and therefore Section 7.7.2 of the Company SHA shall apply;

(iii)    a Specified Executive’s Continuing Incentive Amount (as such term is used in the Company SHA) shall be deemed to be an aggregate amount equal to 25% of the cash proceeds, after deduction of any costs of the Transaction and Taxes, payable to such Specified Executive (or his Permitted Transferee, as defined in the Company SHA) upon the Transaction in respect of the Class C Shares and Class D Shares sold by him hereunder; and

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(iv)    the Seller Representative, the Company and each Specified Executive shall have the right to enforce the provisions of Section 7.7 of the Company SHA by and between the Company and such Specified Executive entered into prior to the date hereof on behalf of and for the benefit of any Specified Executive. Following the Closing, Section 7.7 of the Company SHA shall not be terminated, amended or modified without the prior written consent of the Company, the Specified Executives (acting unanimously or not at all) and the Seller Representative. Prior to the Closing, the Company and the Seller Representative shall use commercially reasonable efforts to enter into an escrow agreement (on terms reasonably acceptable to the Purchaser and the Seller Representative) with a third party bank or other financial institution in the United Kingdom to provide for the escrow and release of the Continuing Incentive Amounts that are to be deposited into an escrow account pursuant to Section 7.7 of the Company SHA. Following the Closing, the Seller Representative shall have the right, power and authority to administer the payment of the Continuing Incentive Amounts from and strictly in accordance with Section 7.7 of the Company SHA including to direct the payment and disposition of the amounts in escrow to the Specified Executive(s) in accordance with the provisions of Section 7.7 of the Company SHA. Following the Closing and prior to the final release of funds from such escrow, upon a Specified Executive ceasing to be employed by the Company and its Subsidiaries for any reason, the Company shall promptly notify the Seller Representative and the Specified Executive of such termination and the circumstances and reason for such termination and the Seller Representative will (in accordance with the provisions of Section 7.7 of the Company SHA and acting reasonably at all times), determine whether Section 7.7.2(i) or Section 7.7.2(ii) of the Company SHA apply and act in accordance with those provisions and instruct the escrow agent, if required, accordingly. Upon the reasonable request from the Seller Representative from time to time, the Company shall provide the Seller Representative and the Specified Executives with such information and co-operation as it may reasonably require in order to undertake the administration of such escrow and to direct the payment of the Continuing Incentive Amounts.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Notwithstanding anything to the contrary herein, this Section 7.10(d) shall be governed by, and construed in accordance with, the laws of England and Wales and each Party irrevocably agrees to submit to the exclusive jurisdiction of the courts of England in relation to any claim or matter arising under or in connection with this Section 7.10(d) of this Agreement.

Except as expressly set forth herein, Section 7.7 of the Company SHA shall be unaffected and shall remain in full force and effect.

Section 7.11    W&I Insurance. From the date hereof to the Closing, the Company shall use commercially reasonable efforts to provide, and shall cause each of the Company’s Subsidiaries to provide and shall use reasonable best efforts to cause its and their respective Representatives to provide, such cooperation reasonably requested by the Purchaser in connection with the execution of an Insurance Policy, including (a) making senior management of the Company and its Subsidiaries reasonably available for customary conference calls with one or more brokers or underwriters, and (b) cooperating with brokers and underwriters in performing their due diligence (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries). All costs and expenses related to the Insurance Policy shall be paid by or on behalf of the Purchaser, including any costs and expenses actually incurred and paid by the Company or any of its Subsidiaries to third parties in connection with this Section 7.11.

Section 7.12    Financing.

(a)    Prior to the Closing Date, the Company will use commercially reasonable efforts, and will cause its Subsidiaries to use commercially reasonable efforts, and will use commercially reasonable efforts to cause their respective Representatives, to, in each case at Purchaser’s sole expense, (i) provide such cooperation (including with respect to timeliness) in connection with the arrangement of the Purchaser’s financing referred to in Section 6.5 (together with any successor financing) (the “Financing”), which is expected to the take the form of a syndicated term loan facility, as may be reasonably requested by Purchaser, including using commercially reasonable efforts in:

(i)    furnishing, or using commercially reasonable efforts to cause third parties to furnish, the Purchaser and the Debt Financing Sources with financial and other pertinent business and other pertinent information, documents and materials regarding the Company and its Subsidiaries as may be reasonably requested by the Purchaser and its Debt Financing Sources in connection with the Financing;

(ii)    assisting the Purchaser and its Debt Financing Sources in the preparation of customary marketing material for the Financing and materials and financial and other information for rating agency and lender presentations with respect to information regarding the Company and its Subsidiaries;

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(iii)    cooperating with the marketing efforts of the Purchaser and its Debt Financing Sources for the Financing; and

(iv)    providing the Debt Financing Sources with the same access rights granted to the Purchaser and its Representatives as set forth in Section 7.6 in connection with arranging the Financing.

(b)    Notwithstanding anything to the contrary in this Agreement, (i) the conditions in Section 8.2(b) and Section 8.2(c) as they apply to the Company’s obligations under Section 7.12(a) will be deemed satisfied in all cases (whether or not the Company has breached or failed to perform under this Section 7.12), (ii) in the event that the Closing occurs and the Company has not performed (after prior written notice from the Purchaser and a 14 day opportunity to cure) its obligations under Section 7.12(a) in all material respects then an amount equal to the lesser of (A) £1,000,000 and (B) the damages suffered by the Purchaser resulting from such failure to perform Section 7.12(a) in all material respects shall be treated as Leakage and deducted from the Purchase Price on the Closing Date in accordance with Section 2.2(e) and the Purchaser shall not be entitled to any other remedy or recourse in respect thereof, (iii) except as set forth in the foregoing clause (ii), the Purchaser’s sole recourse and remedy for any breach or failure to perform this Section 7.12 shall be limited to monetary damages of not more than £1,000,000 and must arise solely to the extent that the Company has willfully and materially breached its obligations under this Section 7.12. This Section 7.12(b) shall survive any termination of this Agreement.

(c)    Notwithstanding the foregoing or anything else in this Agreement to the contrary, in no event shall “commercially reasonable efforts” of the Company, its Subsidiaries, its Affiliates or their respective Representatives be deemed to require such Persons to and such Persons shall not be required to (i) take any action to the extent it would unreasonably interfere with the business or operations of the Company or any of its Subsidiaries or Affiliates or the waiver of any attorney-client work product or other privilege or protection or other legal immunity or protection from disclosure of the Purchaser, the Company or their Subsidiaries, (ii) pass resolutions or consents to approve or authorize the Financing or the execution and delivery of the definitive documentation related thereto or require the board of directors (or any similar governing body) to take any action or cause any of its Representatives to waive or amend any terms of this Agreement, agree to pay any commitment, financing or other fees or reimburse any expenses or to approve the execution or delivery of any document or certificate in connection with the Financing, (iii) execute or enter into any certificate (including any solvency certificate), instrument, agreement or other document in connection with the Financing, (iv) deliver any financial statements not already prepared and otherwise not specifically required hereunder or under the Financing or not otherwise readily available to the Company with respect to such period, (v) take any action that will conflict with or violate in any material respect their constitutional documents or any applicable Laws or

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission result in the contravention of, or would reasonably be expected to result in a violation or breach of, or default under, any Law, this Agreement or material agreement (in each case prior to the Closing), (vi) take any action that could reasonably be expected to result in incurring (or cause its directors, officers or employees to incur) any liability with respect to any matters related to the Financing, or (vii) take any action that could reasonably be expected to cause any condition to Closing set forth in this Agreement to fail to be satisfied or otherwise cause any breach of this Agreement that would provide the Purchaser the right to terminate this Agreement.

(d)    For the avoidance of doubt, the Company and its Subsidiaries and Affiliates will not incur any liability under this Agreement, or otherwise, in connection with, the information provided by the Company and its Subsidiaries in connection with the financing of the Purchaser. The Purchaser shall indemnify and hold harmless the Company, its Subsidiaries or any of their respective Representatives from and against any and all losses, liabilities, costs or expenses suffered or incurred by them in connection with the arrangement of Financing, any cooperation efforts set forth herein and any information utilized in connection therewith except for losses, liabilities, costs or expenses resulting or arising from the gross negligence or willful misconduct of the Company, its Subsidiaries or any of their respective Representatives. Upon request, the Purchaser shall promptly reimburse the Company for all reasonable out-of-pocket costs or expenses incurred by the Company and its Subsidiaries in connection with cooperation provided for in this Section 7.12 including all fees and out-of-pocket expenses of the Company’s independent registered accounting firm or its other representatives incurred in connection with the Company’s and its Subsidiaries cooperation and assistance obligations set forth in this Section 7.12.

(e)    Notwithstanding anything in this Agreement to the contrary (x) the Parties acknowledge and agree that the provisions contained in this Section 7.12 represent the sole obligations of the Company and its Subsidiaries and Representatives with respect to cooperation and/or assistance in connection with the arrangement of any of the Purchaser’s financing and (y) the Purchaser acknowledges and agrees that its obligations to consummate the Transactions is not contingent upon the Purchaser obtaining any financing (including the Financing) or the Company’s and its Subsidiaries’ or Representatives’ cooperation under this Section 7.12.

Section 7.13    Confidentiality. The Institutional Seller hereby assigns to the Purchaser, effective at the Closing, such Seller’s rights under all confidentiality agreements entered into by such Seller with any Person in connection with the proposed sale of the Company or any other transaction contemplated by an Acquisition Proposal entered into during the last twelve (12) months, to the extent such rights relate to or may accrue to the benefit of the Company and its Subsidiaries and to the extent such rights may be assigned without the consent of another Person. From the date hereof until the Closing, the Institutional Seller shall hold, maintain and enforce any such rights in accordance with the terms and conditions of any such agreement, and following the Closing, shall hold, maintain and enforce any such rights for the benefit of the Purchaser and the Company and its Subsidiaries (to the extent any such rights are determined not to be assignable). Copies of all confidentiality agreements entered into by the Institutional Seller with any Person in connection with the proposed sale of the Company or any other transaction contemplated by an Acquisition Proposal entered into during the last twelve (12) months shall be provided to Purchaser on the Closing Date.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Section 7.14    Non-Solicitation of Employees. Commencing on the Closing Date and ending on the first anniversary thereof, the Institutional Seller shall not, and shall procure that none of its Affiliates (other than portfolio companies of any Affiliates of the Institutional Seller that have not received any Confidential Information) shall, directly or indirectly, engage, hire, recruit, solicit or attempt to solicit any employee of the Company or its Subsidiaries listed on Section 7.14 of the Disclosure Schedule (each a “Senior-Level Employee”) or intentionally encourage any Senior-Level Employee to leave such Senior-Level Employee’s employment with the Company or its Subsidiaries; provided, however, that this Section 7.14 shall not prohibit the Institutional Seller or any Affiliate thereof from engaging in any general advertisements or solicitations which are not specifically directed at any Senior-Level Employee (including general solicitations and advertisements by recruiting firms) or from hiring any Senior-Level Employee whose employment has been terminated by the Company or any of its Subsidiaries provided that no such Senior-Level Employee was solicited or encouraged to leave his or her employment with the Company or its Subsidiaries in violation of the preceding provisions of this Section 7.14 prior to such termination.

Section 7.15    Release. Effective upon the Closing, each Seller hereby waives, acquits, remises, discharges and forever releases the Company and its Subsidiaries, from any and all liabilities and obligations to such Seller solely in such Seller’s capacity as an equityholder of the Company, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured or determined or determinable. Notwithstanding anything to the contrary, for the avoidance of doubt, this Section 7.15 shall not apply to (i) any liabilities, rights or actions that arise out of or relate to this Agreement or any of the other agreements executed and delivered in connection herewith, (ii) any rights or obligations pursuant to the arm’s-length transactions with portfolio companies entered into in the ordinary course of business, (iii) any of the Company’s or its Subsidiary’s respective director’s, officer’s or other similar functionary’s right to indemnification from any of the Company and its Subsidiaries under any Law, the constitutional documents of the Company and its Subsidiaries, any contract or any directors’ and officers’ liability insurance policy, including tail insurance policies, (iv) any rights or obligations of the parties to any employment agreement between a Seller and the Company or any of its Subsidiaries, or (v) any claims of fraud to the extent permitted to be brought pursuant to this Agreement.

Section 7.16    Non-Disclosure.

(a)    The Institutional Seller and each of Michael Gordon, Robert Munro, Colin Rutter, Steve Humm, Mark Davison, David Ross and Julie Wright (each, a “Restricted Seller”) acknowledges that the Confidential Information is a valuable, special and unique asset of the business of the Company and its Subsidiaries.

(b)    From the Closing Date until the second (2nd) anniversary of the Closing Date, each Restricted Seller hereby agrees that such Restricted Seller will not, without the prior written consent of the Purchaser, disclose to any third party any Confidential Information.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(c)    Notwithstanding the foregoing, the provisions of this Section 7.16 will not prohibit each Restricted Seller’s retention of copies of records relating specifically to such Restricted Seller’s relationship with the Purchaser, the Company or any of its Subsidiaries or any of their respective Affiliates (as applicable), nor shall the foregoing prohibit disclosure of any Confidential Information by such Restricted Seller, any of his, her or its Affiliates or, in the case of the Institutional Seller any of its or its Affiliates’ respective officers, employees, directors, managers, partners (limited or general), members, and Representatives (i) that is required to be disclosed pursuant to any requirement of applicable Law, order, audit or legal or administrative process so long as (to the extent legally permissible and practicable) reasonable prior notice is given of such disclosure to the Purchaser and reasonable assistance so that the Purchaser, the Company or any of their respective Affiliates (at their sole cost), as applicable, may seek to limit such disclosure and/or to obtain assurances of the confidential treatment of any such information so disclosed, except that such notice shall not be required in connection with disclosure pursuant to any routine inspection by any Governmental Authority, (ii) that may be disclosed pursuant to Section 7.5 (Public Announcements), provided that such disclosure is made in accordance with such Section, (iii) made in connection with the enforcement of any right or remedy or the defense of any claim relating to this Agreement or any of the other agreements executed and delivered in connection herewith or the transactions contemplated hereby or thereby and (iv) made to such Restricted Seller’s and such Restricted Seller’s Affiliates’ respective officers, employees, directors, managers, partners (limited or general), members, and Representatives or, in the case of the Institutional Seller, any current and prospective limited partners of any investment fund affiliated with any Affiliates of the Institutional Seller (including the Existing Sponsor) in connection with routine reporting on their investments or in connection with any marketing or fundraising efforts, in each case on a confidential basis. The Purchaser, for itself and on behalf of its Affiliates and Subsidiaries, hereby acknowledges that (A) in the ordinary course of business, the Institutional Seller and any of its Affiliates (including the Existing Sponsor) and its or their respective affiliated investment funds may pursue, acquire, manage, advise, and serve on the boards of companies and (ii) the Institutional Seller’s, its Affiliates’ (including the Existing Sponsor) and its or their respective affiliated investment funds’ knowledge of the Confidential Information will inevitably enhance their respective knowledge and understanding of the Company’s industry in a way that cannot be separated from the Institutional Seller’s, its Affiliates’ (including the Existing Sponsor) and its or their respective affiliated investment funds’ other knowledge. Nothing in this Section 7.16 shall restrict the Institutional Seller’s, its Affiliates’ (including the Existing Sponsor) and its or their respective affiliated investment funds’ use of such overall knowledge and understanding of the Company’s industry for the Institutional Seller’s, its Affiliates’ (including the Existing Sponsor) and its or their respective affiliated investment funds’ own purposes, including the purchase, sale, consideration of, advice regarding, and decisions related to, other investments, but such parties shall not disclose any Confidential Information to any of the Institutional Seller’s, its Affiliates’ (including the Existing Sponsor) and its or their respective affiliated investment funds’ portfolio companies or, except as expressly permitted by this Section 7.16, any other Person.

(d)    For purposes of this Section 7.16, “Confidential Information” shall mean any non-public confidential information of or about the Company or any of its Subsidiaries and their respective businesses and affairs, of whatever nature and in whatever form; provided that the Confidential Information subject to this Section 7.16 will not include any information (i) generally

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission available to, or known by, the public (other than as a result of disclosure in violation hereof), (ii) that is or becomes available to a Restricted Seller on a non-confidential basis (other than from the Company or any of its Subsidiaries prior to the Closing); provided that such source is not prohibited from disclosing such information to such Person by any contractual, legal or fiduciary obligation of confidentiality to the Company or any of its Subsidiaries or (iii) that, following the Closing, is independently developed by a Restricted Seller or its Affiliates or their respective Representatives or on its behalf without reference to or reliance on any confidential information subject to this Section 7.16.

Section 7.17    Issuance of Allocated Shares; Additional Seller Payment Direction.

(a)    At any time prior to the Closing, the Company may issue Class C Shares and Class D Shares (such issued shares, the “Allocated Shares”) to each individual (each, an “Executive”) and in the amounts set forth across from such Executive’s name set forth in Section 7.17 of the Disclosure Schedule pursuant to and in accordance with the allocation letters by and between each such Executive and the Company entered into on or prior to the date hereof (each, an “Allocation Letter”), as set forth in Section 3.5 of the Disclosure Schedule. Upon the issuance of the Allocated Shares to any Executive that is not already a Party to this Agreement, the Company shall cause such Executive to execute and deliver a joinder to this Agreement to join in the capacity of a Seller in the form attached hereto as Exhibit D, and upon such execution and delivery of such joinder to the Company and the Purchaser, such Executive shall become an Additional Seller. The Seller Representative shall update the Allocation Schedule accordingly to reflect the issuance of any Allocated Shares and any Additional Sellers.

(b)    Each Executive hereby directs the Purchaser to, on behalf of such Executive, pay at the Closing from the portion of the Purchase Price otherwise payable to such Executive pursuant to Section 1.3(a) (and in the case of [****], from any Purchase Price otherwise payable for his Company Shares) (x) the Subscription Price set forth in the Allocation Schedule payable by such Executive to the Company and/or the EBT Seller, as applicable, pursuant to the applicable Allocation Letter and (y) to the Company, in respect of (A) employees national insurance, pay as you earn and U.S. withholding Taxes, as relevant in relation to the issuance of Allocated Shares to Executives and the vesting of unvested Class D Shares that are being vested in connection with the Transaction to [****] and (B) any other existing obligations of [****], an amount equal to any unrecovered Tax (“Unrecovered Tax”) as agreed prior to Closing between the Purchaser and the Company (in each case acting reasonably) and the Company shall use commercially reasonable efforts to provide the Purchaser such information as the Purchaser reasonably requests in writing no less than five (5) Business Days prior to Closing to enable it to calculate and agree the amount of Unrecovered Tax prior to Closing, and such payments will discharge fully (i) all obligations owed by such Executive to the Company and its Subsidiaries and/or the EBT Seller, as applicable, in respect of the Allocated Shares and, in relation to [****], all of his other Class D Shares and (ii) all obligations owed by the Purchaser to such Executive to deliver such portion of the Purchase Price payable to such Executive pursuant to Section 1.3(a).

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(c)    The EBT Seller hereby directs the Purchaser to, on behalf of the EBT Seller, pay at the Closing all amounts to be paid to the EBT Seller pursuant to Section 7.17(b) to the Company and such payments to the Company will discharge fully (i) all obligations owed by the EBT Seller to the Company and its Subsidiaries in respect of the Allocated Shares and (ii) all obligations owed by the Purchaser to the EBT Seller to deliver such amounts pursuant to Section 7.17(b).

(d)    Each Executive shall jointly make an election with his/her relevant employer pursuant to section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 (and/or any substantially similar election in any jurisdiction outside the UK) in the form approved by the relevant Tax Authority from time to time in relation to the relevant Allocated Shares no later than 14 days after the acquisition of such Allocated Shares or such shorter or longer period as the relevant Tax Authority may direct in writing.

Section 7.18    Section 280G Election. Prior to the Closing Date, the Company shall submit to the shareholders of the Company, for approval in accordance with the terms of Section 280G(b)(5)(B) of the Code, a written consent in favor of a single proposal to render the parachute payment provisions of Section 280G inapplicable to (a) any and all payments or benefits that might result, separately or in the aggregate, in the payment of any amount or the provision of any benefit that would not be deductible by reason of Section 280G or that would be subject to an excise tax under Section 4999 of the Code (together, the “Section 280G Payments”), and (b) with respect to which Section 280G Payments the Company has obtained a Waiver (as defined below) (together, the “Waived Section 280G Payments”). Any such shareholder approval shall be sought by the Company in a manner which is intended to satisfy all applicable requirements of Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder, including Q-7 of Section 1.280G-1 of such Treasury Regulations. The Company agrees that: (i) in the absence of such shareholder approval, no Waived Section 280G Payments shall be made to the extent they would cause any amounts to constitute “excess parachute payments” pursuant to Section 280G; and (ii) as promptly as practicable after execution of this Agreement, the Company shall use its reasonable best efforts to obtain, and deliver to the Purchaser, a waiver, in form and substance reasonably satisfactory to the Purchaser (a “Waiver”), from each Person who might receive any Section 280G Payment; provided that the Company shall not be in breach of this covenant solely as a result of the refusal of any Person who is a “disqualified individual” (for purposes of Section 280G) to waive the applicable Section 280G Payments and submit them to the shareholder vote, so long as the Company used reasonable efforts to solicit such Waiver (provided that the Company shall not be required to provide any additional value to such Person in order to receive such Waiver). Notwithstanding the foregoing, to the extent that any contract, agreement or plan is entered into by Purchaser or any of its Affiliates and a “disqualified individual” (as defined under Section 280G) before the Closing Date (the “Purchaser Arrangements”), the Purchaser shall provide a copy of such contract, agreement or plan to the Company at least ten (10) Business Days before the Closing Date and shall cooperate with the Company in good faith in order to calculate or determine the value (for purposes of Section 280G) of any payments or benefits granted or contemplated therein to the extent that any payments or benefits under such contact, agreement or plan might constitute a “parachute payment” under Section 280G. The form and substance of all shareholder approval documents contemplated by this Section 7.18, including the Waivers and any Section 280G analysis in customary form, shall be subject to prior review and reasonable comment by the Purchaser, which comments shall be considered in good faith.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

ARTICLE VIII

CONDITIONS PRECEDENT

Section 8.1    Conditions to Each Party’s Obligation. The respective obligations of each Party to consummate the Transactions to occur at the Closing shall be subject to the satisfaction (or waiver, if permissible under applicable Law) at or prior to the Closing of the following conditions:

(a)    FCA Condition. (i) In respect of the Purchaser and any other Person who will “acquire control” (as such phrase is meant in section 178 of FSMA) over the FCA Regulated Companies by virtue of the Transactions (each, an “Additional Controller”), the FCA shall have given notice in writing for the purposes of sections 189(4)(a) or 189(7) of FSMA that it has determined to approve such acquisition of control or the FCA shall have been treated, by virtue of section 189(6) of FSMA, as having approved such acquisition of control (the “FCA Condition”); (ii) in respect of each of the Sellers who will “cease to have control” (as such phrase is meant in section 183 of FSMA) over the FCA Regulated Companies by virtue of the Transactions, the FCA shall have been given notice in writing for the purposes of section 191D of FSMA and the relevant FCA requirements as set out in SUP 11.3 in relation to cessation of control; and (iii) in respect of the FCA Regulated Companies, the FCA shall have been given notice in writing for the purposes of the relevant FCA requirements as set out in SUP 11.4 in relation to notification of change in control. For the avoidance of doubt, for the purposes of this Section 8.1(a), (x) references to FSMA shall be read, where applicable, with the Financial Services and Markets Act 2000 (Controller) (Exemptions) Order 2009 (SI 2009/774) (the “2009 Order”); and (y) control is determined in accordance with FSMA as amended by the 2009 Order.

(b)    No Injunctions or Restraints. No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Closing or making the consummation of the Closing illegal.

Section 8.2    Conditions to Obligations of the Purchaser. The obligation of the Purchaser to consummate the Transactions to occur at the Closing is further subject to the satisfaction (or waiver, if permissible under applicable Law) at or prior to the Closing of the following conditions:

(a)    Representations and Warranties.

(i)    The representations and warranties of the Company and the Sellers set forth in Article III, Article IV and Article V (excluding the Fundamental Warranties and the representations and warranties set forth in clause (ii) of

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Section 3.7(a)), disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect, shall be true and correct as of the Closing with the same effect as though made on and as of the Closing (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure to be true and correct would not have a Company Material Adverse Effect.

(ii)    The representations and warranties of the Company set forth in clause (ii) of Section 3.7(a) shall have been true and correct in all respects as of the date of this Agreement, and the representations and warranties of the Company set forth in Section 3.4 solely with respect to Callcredit Information Group Limited and Section 3.5 shall be true and correct in all but de minimis respects as of the Closing with the same effect as though made on and as of the Closing.

(iii)    The Fundamental Warranties (other than the representations and warranties of the Company set forth in Section 3.4 solely with respect to Callcredit Information Group Limited and Section 3.5) shall be true and correct in all material respects as of the Closing with the same effect as though made on and as of the Closing (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

(b)    Performance of Obligations of the Company. Each of the Sellers and the Company shall have performed their respective obligations under Section 1.3(b) and Section 1.3(e), and the Company shall have performed in all material respects all other obligations required to be performed by it under this Agreement at or prior to the Closing.

(c)    Officer’s Certificate. The Company shall have delivered to the Purchaser a certificate of the Company, dated as of the Closing Date, stating that the preconditions specified in Section 8.2(a) and Section 8.2(b) have been satisfied.

(d)    Absence of Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred and be continuing a Company Material Adverse Effect.

If the Closing occurs, all closing conditions set forth in this Section 8.2 that have not been fully satisfied as of the Closing shall be deemed to have been waived by the Purchaser.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Section 8.3    Conditions to Obligations of the Sellers and the Company. The respective obligations of each of the Sellers and the Company to consummate the Transactions to occur at the Closing is further subject to the satisfaction (or waiver, if permissible under applicable Law) at or prior to the Closing of the following conditions:

(a)    Representations and Warranties. The representations and warranties of the Purchaser set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Purchaser Material Adverse Effect, shall be true and correct as of the Closing with the same effect as though made on and as of the Closing (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure to be true and correct would not have a Purchaser Material Adverse Effect.

(b)    Performance of Obligations of the Purchaser. The Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

(c)    Officer’s Certificate. The Purchaser shall have delivered to the Seller Representative a certificate of the Purchaser, dated as of the Closing Date, stating that the preconditions specified in Section 8.3(a) and Section 8.3(b) have been satisfied.

If the Closing occurs, all closing conditions set forth in this Section 8.3 that have not been fully satisfied as of the Closing shall be deemed to have been waived by the Company.

Section 8.4    Frustration of Closing Conditions. None of the Sellers, the Company or the Purchaser may rely on the failure of any condition set forth in Section 8.1, Section 8.2 or Section 8.3, as the case may be, to be satisfied if such failure was caused by such Party’s failure to use its reasonable best efforts to consummate the Closing (subject to the applicable limitations herein) and the other transactions contemplated by this Agreement to occur at the Closing or due to the failure of such Party to perform any of its, his or her other obligations under this Agreement.

ARTICLE IX

TERMINATION

Section 9.1    Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Closing:

(a)    by the mutual written consent of the Seller Representative and the Purchaser;

(b)    by either of the Seller Representative or the Purchaser:

(i)    if the Closing shall not have been consummated on or before the date which is six (6) months from the date hereof (such date or the date to which it is

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission extended pursuant to Section 11.12, being the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to a Party if the failure of the Closing to have been consummated on or before the Outside Date was primarily due to the failure of such Party to perform any of its obligations under this Agreement; or

(ii)    if any Restraint having the effect set forth in Section 8.1(a) shall be in effect and shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to a Party if the issuance of such final, non-appealable Restraint was primarily due to the failure of such Party to perform any of its obligations under this Agreement.

(c)    by the Purchaser if the Company or the Sellers shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 8.2(a), Section 8.2(b) or Section 8.2(d), respectively, and (B) cannot be cured by the Outside Date or, if capable of being cured, shall not have been cured within 30 days following receipt of written notice from the Purchaser stating the Purchaser’s intention to terminate this Agreement pursuant to this Section 9.1(c) and the basis for such termination; provided that the Purchaser shall not have the right to terminate this Agreement pursuant to this Section 9.1(c) if it is then in material breach of any representation, warranty, covenant or other agreement hereunder; or

(d)    by the Seller Representative if the Purchaser shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 8.3(a) or Section 8.3(b), respectively, and (B) cannot be cured by the Purchaser by the Outside Date or, if capable of being cured, shall not have been cured within 30 days following receipt of written notice from the Seller Representative stating the Seller Representative’s intention to terminate this Agreement pursuant to this Section 9.1(d) and the basis for such termination; provided that the Seller Representative shall not have the right to terminate this Agreement pursuant to this Section 9.1(d) if it is then in material breach of any representation, warranty, covenant or other agreement hereunder; provided further, that the cure period for a breach by the Purchaser of Section 6.5 or the failure to deliver the Purchase Price and the other Closing payments pursuant to Article I at the Closing as required hereunder shall be limited to 5 Business Days unless otherwise agreed to in writing by the Seller Representative.

Section 9.2    Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, written notice thereof shall be given to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made, and this

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Agreement shall forthwith become null and void (other than Section 7.12(b), Section 7.12(d), this Section 9.2 and Article XI (other than Section 11.12), all of which shall survive termination of this Agreement), and there shall be no liability on the part of the Purchaser, the Sellers, the Company or the Seller Representative or their respective managers, directors, employees, officers or Affiliates hereunder; provided, however, that no Party shall be relieved or released from any liabilities or damages arising out of any willful breach of this Agreement. For purposes of clarification, the Parties agree that (i) if the Purchaser does not close the Transactions in circumstances in which all of the closing conditions set forth in Section 8.1 and Section 8.2 have been satisfied or waived, such event shall be deemed to be a willful breach by Purchaser of this Agreement and (ii) if a Seller does not close the Transactions in circumstances in which all of the closing conditions set forth in Section 8.1 and Section 8.3 have been satisfied or waived, such event shall be deemed to be a willful breach by such Seller of this Agreement. The Confidentiality Agreement shall (i) survive termination of this Agreement in accordance with its terms or (ii) terminate as of the Closing (as the case may be). Notwithstanding anything to the contrary in this Agreement, if an award of damages is sought against the Purchaser for any alleged breach of this Agreement by the Purchaser occurring prior to the Closing, any such award of damages shall not be limited to reimbursement of expenses or out-of-pocket costs, and shall include the benefit of the bargain lost by the Sellers, which benefit of the bargain (i.e., expectancy damages) shall be recoverable by the Sellers.

ARTICLE X

CERTAIN TAX MATTERS

Section 10.1    Section 338 Election. After the Closing, the Purchaser may make an election under Section 338(g) of the Code with respect to the purchase of the Company Shares. The Purchaser shall provide a copy of Form 8023 to the Seller Representative on or promptly following the day on which such Form 8023 is filed.

Section 10.2    Transfer Taxes. The Purchaser shall pay and be responsible for all transfer, documentary, sales, use, registration and real property transfer or gains tax, stamp tax, excise tax, share transfer tax and other similar Taxes with respect to the purchase of the Company Shares (collectively, “Transfer Taxes”) and any penalties, interest or other additions with respect to Transfer Taxes. The Purchaser shall be solely responsible for making all filings, returns, reports and forms as necessary or appropriate to comply with the provisions of all applicable Laws in connection with the payment of such Transfer Taxes.

Section 10.3    Cooperation. Following the Closing, the Purchaser and the Company shall, and shall cause its Subsidiaries to, for a period of seven (7) years, cooperate with and make available to the other Parties, during normal business hours, all books and records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing that are necessary in connection with the preparation of any Tax Returns and any Tax inquiry, audit, investigation or any other matter requiring any such books and records, information or employees for any reasonable business purpose, including the computation and verification of any amounts paid or payable under this Article X (including any supporting workpapers, schedules and documents). Following the Closing, the Purchaser shall cause the Company and the Company’s Subsidiaries to retain all applicable Tax Returns, books and records, and workpapers for Pre-Closing Tax Periods for a period of at least seven (7) years following the Closing Date.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Section 10.4    Liability for Taxes. Subject to Section 10.5, from and after the Closing, each Seller shall, severally and not jointly, hold harmless and indemnify the Purchaser from and against, and shall compensate and reimburse the Purchaser for, such Seller’s pro rata share of any Damages that are directly or indirectly suffered or incurred at any time by the Purchaser, or to which the Purchaser may otherwise directly or indirectly become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from, or as a result of, or are directly or indirectly connected with: (i) any Taxes imposed (or which would have been imposed but for the use of any loss, allowance, credit, exemption, deduction, set off, right to repayment or other similar tax asset) on any of the Company or its Subsidiaries, or for which any of the Company or its Subsidiaries may otherwise be liable, as a result of having been a member of a group for Tax purposes before the date of the Latest Balance Sheet (“Affiliated Group”) (including Taxes for which any of the Company or its Subsidiaries may be liable pursuant to United States Treasury Regulations Section 1.1502-6 or similar provisions of state, local or foreign law as a result of having been a member of an Affiliated Group and any Taxes resulting from any of the Company or its Subsidiaries ceasing to be a member of any such Affiliated Group); (ii) the absence, non-availability, failure to obtain, non-existence, withdrawal or cancellation of any loss, allowance, credit, exemption, deduction, set off, right to repayment or other similar tax asset which has been treated as an asset in preparing the Latest Balance Sheet or which has been taken into account in computing (and reducing) any provision for deferred Tax which appears in the Latest Balance Sheet; and (iii) any Taxes imposed (or which would have been imposed but for the use of any loss, allowance, credit, exemption, deduction, set off, right to repayment or other similar tax asset) on any of the Company or its Subsidiaries, or for which any of the Company or its Subsidiaries may otherwise be liable, in respect of any taxable year or period that ends on or before the Closing Date (and with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date) but, in each case, excluding any Taxes to the extent taken into account in the determination of clauses (ii)-(v) of the Purchase Price.

Section 10.5    Sellers’ Liability. The Sellers’ total liability (including all costs, fees and expenses incurred by the Purchaser in seeking to enforce its rights) in respect of any claim under Section 10.4 above shall not exceed an aggregate amount of £1. The Purchaser agrees and accepts that its only recourse for any amount over £1 in respect of any claim under Section 10.4 above is under any applicable Insurance Policy. Notwithstanding any other provisions of this Agreement, the aggregate liability of the EBT Seller for all claims under this Agreement shall be limited to the value of the aggregate capital assets of the EBT Seller at the time when payment is due to be made by the EBT Seller in respect of such claim.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Section 10.6    Deductions and Withholding.

(a)    Subject to Section 10.6(f) below, all sums payable under this Agreement shall be paid gross, free and clear of any rights of counterclaim or set-off and without any deduction or withholding on account of Tax, unless the deduction or withholding is required by law, in which event the relevant payor shall pay such additional amount as shall be required to ensure that the net amount received and retained (free of any liability) by the payee will equal the full amount that would have been received by it if no such deduction or withholding had been required (other than interest, the Purchase Price or any other amount treated as consideration).

(b)    Subject to Section 10.6(e), where any payment is made under this Agreement (other than interest, the Purchase Price or any other amount treated as consideration) and that sum is subject to a charge to Tax in the hands of the payee, the sum payable shall be increased to such sum as will ensure that, after payment of such Tax, the payee shall be left with a sum equal to the sum that it would have received in the absence of such a charge to Tax.

(c)    To the extent that any deduction or withholding on account of Tax in respect of which an additional amount has been paid under Section 10.6(a) above results in the payee or an Affiliate obtaining a Relief, the payee shall pay to the payor, within 10 Business Days of obtaining and utilizing the benefit of the Relief, an amount equal to the lesser of the amount of Tax saved by the obtaining and utilizing of the Relief and the additional sum paid under Section 10.6(a) above.

(d)    Section 10.6(a) above shall not apply to the extent that the deduction or withholding would not have arisen but for the payee not being resident in or having a presence for Tax purposes outside of its jurisdiction of incorporation or having some present or former connection to the jurisdiction imposing the deduction or withholding (including being or having been organized, present or engaged in a trade or business in such jurisdiction) but excluding a connection arising solely from the payee having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement; or a change in law after the date of this Agreement.

(e)    Section 10.6(b) shall only apply if the Purchaser is resident for Tax purposes solely in the United Kingdom.

(f)    The Purchaser shall not deduct or withhold from the Purchase Price or any other amount treated as consideration any amounts on account of Tax, unless the Purchaser is required to make such deduction or withholding under applicable Laws. To the extent that amounts are so deducted or withheld and duly and timely remitted to the appropriate Governmental Authority by Purchaser, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The Purchaser, shall give the Seller Representative at least ten (10) Business Days’ prior written notification of its intention to make any such deduction or withholding and the Sellers shall give the Purchaser written notification if they become aware that the Purchaser may be under any obligation to make any such deduction or withholding. The Purchaser and the Sellers shall reasonably cooperate with the each other and any other Person in respect of whom such deduction or withholding would be made to mitigate, reduce or eliminate any such deduction or withholding.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

To the extent Purchaser deducts or withholds any amount from any Seller that it was not required by applicable Law to deduct or withhold, it shall as soon as reasonably practicable following demand therefor, but in any event within ten (10) Business Days after such demand, remit to the applicable Seller the amount wrongly withheld.

(g)    All payments made to the Purchaser in accordance with this Agreement will be treated, to the extent legally possible, as an adjustment to the Purchase Price.

(h)    For the avoidance of doubt and notwithstanding anything to the contrary in the Agreement, no additional amounts shall be paid pursuant to Section 10.6(a) or Section 10.6(b) above in respect of any amount paid pursuant to Section 1.3(d) and, no later than 5 Business Days prior to Closing, the Institutional Seller hereby agrees that it shall provide the Purchaser with such information as is reasonably required to enable to Purchaser to determine whether the relevant payor will be required to deduct or withhold in respect of any amount paid pursuant to Section 1.3(d).

ARTICLE XI

MISCELLANEOUS

Section 11.1    No Survival of Representations and Warranties and Certain Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms contemplate performance in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing, (b) Article X, (c) Article XI (but in the case of Section 11.12, solely as applied to covenants and agreements that by their terms apply or are to be performed in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing) and (d) Section 2.2. If no term is specified, each covenant and agreement herein requiring performance after the Closing, will, in each case, survive for twenty (20) years following the Closing, and nothing in this Section 11.1 will be deemed to limit any rights or remedies of any Person for breach of any such surviving covenant or agreement. The Confidentiality Agreement shall (i) survive termination of this Agreement in accordance with its terms or (ii) terminate as of the Closing (as the case may be).

Section 11.2    Acknowledgement by the Purchaser. The Purchaser acknowledges and agrees (on its own behalf and on behalf of its Affiliates and its and their respective Representatives) that: (a) it has conducted to its satisfaction its own independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company and its Subsidiaries and has been afforded satisfactory access to the books and records, facilities and personnel of the Company and its Subsidiaries for purposes of conducting such investigation and verification, (b) the Company Representations constitute the sole and exclusive representations, warranties and statements of the Company in connection with the Transactions, (c) the Seller Representations and the warranties

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission and undertakings set forth in Section 2.2 constitute the sole and exclusive representations, warranties and statements of each Seller in connection with the Transactions, (d) except for the Company Representations by the Company and the Seller Representations and the warranties and undertakings set forth in Section 2.2 by each Seller, none of the Company, the Sellers or any other Person makes, or has made, any other express or implied representation or warranty with respect to such Seller, the Company or its Subsidiaries or the Transactions and all other representations, warranties and statements of any kind or nature expressed or implied (including (i) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to the Purchaser or its Affiliates or Representatives in certain “data rooms,” management presentations or in any other form, whether written or oral, in expectation of the Transactions, including meetings, calls or correspondence with management of the Company and any of its Subsidiaries or the Sellers, and (ii) any relating to the future, current or historical business, condition (financial or otherwise), results of operations, prospects, contracts, assets or liabilities of the Company or any of its Subsidiaries, or the quality, quantity or condition of the Company’s or its Subsidiaries’ assets) are, in each case specifically disclaimed by the Sellers, the Company and its Subsidiaries and all other Persons (including the Representatives of the Company or its Subsidiaries and the Sellers and their respective Affiliates and Representatives) and (e) such disavowal and disclaimer is agreed by the Purchaser and the Purchaser agrees that it and its Affiliates are not relying on any representations, warranties or statements in connection with the Transactions except the Company Representations by the Company and the Seller Representations and the warranties and undertakings set forth in Section 2.2 by each Seller (made severally and not jointly or jointly and severally). In connection with the Purchaser’s investigation of the Company and its Subsidiaries, the Purchaser has received certain projections, including projected statements of operating revenues and income from operations of the Company and its Subsidiaries and certain business plan information. The Purchaser acknowledges and agrees that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that the Purchaser is familiar with such uncertainties and that the Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it, including the reasonableness of the assumptions underlying such estimates, projections and forecasts. Without limiting the foregoing provisions of this paragraph, the Purchaser, for itself and on behalf of each of its Affiliates, hereby acknowledges and agrees that none of the Sellers, the Company or its Subsidiaries or any of their respective current or former Affiliates or Representatives is making any representation or warranty with respect to such estimates, projections and other forecasts and plans, including the reasonableness of the assumptions underlying such estimates, projections and forecasts, and that the Purchaser has not relied on any such estimates, projections or other forecasts or plans. The Purchaser for itself and on behalf of its Affiliates further acknowledges and agrees that from and after the Closing (A) none of the Sellers, the Company, its Subsidiaries or any other Person shall have or be subject to any liability to the Purchaser, its Representatives, the Company or any other Person resulting from the distribution to the Purchaser, or the Purchaser’s use of, any such estimates, projections or forecasts or any other information, document or material provided to or made available to the Purchaser or its Affiliates or Representatives in certain “data rooms,” management presentations or in any other form in expectation of the Transactions and (B) the Purchaser and its Affiliates have not relied on any such information, document or material. Effective upon Closing, the

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Purchaser waives, on its own behalf and on behalf of its respective Affiliates, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it may have against the Sellers, the Company, its Subsidiaries and any of their respective current or former Affiliates or Representatives relating to the operation of the Company and its Subsidiaries or their respective businesses or relating to the subject matter of this Agreement, the Disclosure Schedule or the Transactions, whether arising under or based upon any federal, state, local or non-U.S. Law. The Purchaser acknowledges and agrees that it shall not assert, institute or maintain any action, suit, claim, investigation, or proceeding of any kind whatsoever, including a counterclaim, cross-claim, or defense, regardless of the legal or equitable theory under which such liability or obligation may be sought to be imposed, that makes any claim contrary to the agreements and covenants set forth in this Section 11.2. The Seller Representative shall have the right to enforce this Section 11.2 on behalf of any Person that would be benefitted or protected by this Section 11.2 if they were a party hereto. The foregoing agreements, acknowledgements, disclaimers and waivers are irrevocable.

Section 11.3    Seller Representative.

(a)    Designation. The Seller Representative is hereby designated by each Seller to serve as the representative of such Seller with respect to the matters set forth in this Agreement to be performed by the Seller Representative.

(b)    Authority. Each Seller hereby irrevocably constitutes and appoints the Seller Representative as the representative, agent, proxy, and attorney-in-fact for such Seller for all purposes authorized under this Agreement, including the full power and authority on such Seller’s behalf (i) to consummate the Transactions; (ii) to pay such Seller’s expenses incurred in connection with the negotiation and performance of this Agreement (whether incurred on or after the date hereof); (iii) to disburse any funds received hereunder to such Seller and each other Seller; (iv) to endorse and deliver any certificates or instruments representing the Purchased Shares and execute such further instruments of assignment as the Purchaser may reasonably request; (v) to negotiate, execute and deliver on behalf of such Seller any amendment or waiver hereto; (vi) (A) to dispute or refrain from disputing, on behalf of such Seller relative to any amounts to be received by such Seller under this Agreement or any agreements contemplated hereby, any claim made by the Purchaser under this Agreement or other agreements contemplated hereby, (B) to negotiate and compromise, on behalf of such Seller, any dispute that may arise under, and exercise or refrain from exercising any remedies available under, this Agreement or any other agreement contemplated hereby, and (C) to execute, on behalf of such Seller, any settlement agreement, release or other document with respect to such dispute or remedy; (vii) to engage attorneys, accountants, agents or consultants on behalf of such Seller in connection with this Agreement or any other agreement contemplated hereby and paying any fees related thereto; (viii) to take all other actions to be taken by or on behalf of such Seller in connection herewith including any action to enforce the rights of such Seller hereunder; and (ix) to do each and every act and exercise any and all rights that such Seller or the Sellers collectively are permitted or required to do or exercise under this Agreement. Each Seller agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Seller Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of such Seller. All decisions and actions by the Seller Representative (to the extent authorized by this Agreement) shall be binding upon all of the Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(c)    Authority; Indemnification. Each Seller agrees that the Purchaser and the Company shall be entitled to rely on any action taken by the Seller Representative, on behalf of such Seller, pursuant to Section 11.3(b) above (an “Authorized Action”), and that each Authorized Action shall be binding on each Seller as fully as if such Seller had taken such Authorized Action. The Purchaser agrees that the Seller Representative (in its capacity as such) shall have no liability to the Purchaser or the Company for any Authorized Action, except to the extent that such Authorized Action is found by a final, non-appealable order of a court of competent jurisdiction to have constituted fraud or willful misconduct by the Seller Representative. Each Seller (pro rata based on each Seller’s Residual Percentage) hereby severally, for itself, himself or herself only and not jointly or jointly and severally, agrees to indemnify and hold harmless the Seller Representative against all fees, costs, expenses (including (i) reasonable attorneys’ fees and (ii) any VAT payable in respect of any fees and expenses which is not recoverable by way of credit, refund or set-off), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Seller Representative in connection with any action, suit or proceeding to which the Seller Representative is made a party by reason of the fact it is or was acting as the Seller Representative pursuant to the terms of this Agreement.

(d)    Exculpation. The Seller Representative shall not have any obligation or liability under this Agreement except for its express obligations under Section 1.2, its express obligations under Section 1.3(a), its express obligations under Section 2.1(a), its express obligations under Section 7.5, its express obligations under Section 7.6(b), its express obligations under Section 7.7, its express obligations under Article IX, its express obligations under Article X, and its obligations under Article XI. The Seller Representative shall not have by reason of this Agreement a fiduciary relationship in respect of any Seller, except in respect of amounts received on behalf of such Seller. The Seller Representative shall not be liable to any Seller for any action taken or omitted by it or any agent employed by it hereunder or under any other document entered into in connection herewith, except that the Seller Representative shall not be relieved of any liability imposed by applicable Law for fraud or willful misconduct. The Seller Representative shall not be liable to any Seller for any apportionment or distribution of payments made by the Seller Representative in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Seller to whom payment was due, but not made, shall be to recover from other Sellers any payment in excess of the amount to which they are determined to have been entitled. The Seller Representative shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement. Neither the Seller Representative nor any agent employed by it shall incur any liability to any Seller by virtue of the failure or refusal of the Seller Representative for any reason to consummate the Transactions or relating to the performance of its other duties hereunder, except for actions or omissions constituting fraud or willful misconduct.

(e)    Expenses. From time to time, the Seller Representative may obtain reimbursement from the Sellers for any outstanding expenses (including any VAT payable in respect of such expenses which is not recoverable by way of credit, refund or set-off) for which it

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission is due reimbursement under this Agreement and for which it has not been reimbursed prior to such time (the “Reimbursed Expenses”). Such reimbursement to the Seller Representative shall be allocated among and paid in accordance with each Seller’s Residual Percentage and in accordance with the payment instructions set forth on the Allocation Schedule or otherwise provided by the Seller Representative.

(f)    Notices. Any notice, consent, election or request to be made or given by the Sellers to the Purchaser under this Agreement may be made or given by the Seller Representative on behalf of all the Sellers, and the Purchaser is not required to have regard to any notice served by or on behalf of the Sellers (or any of them) by any other Person. Any notice to be given by the Purchaser to the Sellers under this Agreement shall be validly served on all the Sellers (or any of them) if it is served on the Seller Representative.

Section 11.4    Certain Consents. Certain consents to the Transactions may be required from Governmental Authorities or parties to Contracts to which the Company or one of its Subsidiaries is a party (including the agreements set forth on Section 3.14 of the Disclosure Schedule) and such consents have not been obtained and may not be obtained. Neither the Company nor any Seller shall have any liability whatsoever to the Purchaser (and the Purchaser shall not be entitled to assert any claims) arising out of or relating to the failure to obtain any consents that may have been or may be required in connection with the Transactions, other than pursuant to FSMA or applicable FCA Rules or because of the default, acceleration or termination of or loss of right under any such contract, or other agreement as a result thereof. Further, no representation, warranty or covenant of the Company contained herein shall be breached or deemed breached and no condition of the Purchaser shall be deemed not to be satisfied as a result of the failure to obtain any such consent or as a result of any such default, acceleration or termination or loss of right or any action commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such consent or any such default, acceleration or termination or loss of right.

Section 11.5    Fees and Expenses. Except as otherwise expressly provided herein, whether or not the Transactions are consummated, all fees and expenses incurred in connection with the Transactions and this Agreement shall be paid by the Party incurring or required to incur such fees or expenses.

Section 11.6    Amendment or Supplement. This Agreement may be amended or supplemented in any and all respects by written agreement of the Purchaser and the Seller Representative by their duly authorized officers; provided, that such amendment or supplement is promptly delivered to the other Parties; provided further that if such amendment or supplement disproportionately and adversely affects any group of Sellers (not including the Institutional Seller), as compared to the Institutional Seller, such variation shall be subject to the prior consent of the holders (other than the Institutional Seller) of at least 50% in number of the Company Shares held by such group of Sellers.

Section 11.7    Waiver. At any time prior to the earlier of the Closing or the termination of this Agreement in accordance with its terms, any Party may, subject to applicable

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Law, (a) waive any inaccuracies in the representations and warranties of any other Party, (b) extend the time for the performance of any of the obligations or acts of any other Party or (c) waive compliance by the other Party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such Party’s conditions. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

Section 11.8    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the other Parties; provided that the Purchaser may assign its rights hereunder to its Affiliate without the prior written consent of any other Party but such assignment shall not relieve the Purchaser of its obligations or liabilities hereunder; provided further that the Purchaser (or any of its Affiliates) may assign in the form of an assignment by way of security or otherwise create security over its rights, interests or obligations hereunder in favor of any bank, financial institution or any other Person (or any security agent or trustee acting on their behalf) for the purpose of securing the financing of the transactions contemplated hereunder, and each Seller undertakes to acknowledge any such assignment or other creation of security to the extent necessary for the perfection of such security under applicable Law. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 11.8 shall be null and void.

Section 11.9    Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by electronic communication, facsimile or otherwise) to the other Parties.

Section 11.10    Entire Agreement; Third-Party Beneficiaries. This Agreement, including the Disclosure Schedule, the Appendix and the Exhibits hereto, together with the other instruments referred to herein, including the Confidentiality Agreement (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof and (b) except for (i) the rights of the Sellers’ Affiliates and Representatives under Section 11.2, (ii) the rights of the Non-Recourse Parties under Section 11.18, (iii) the rights of the Retained Counsel under Section 11.19, (iv) the rights of the Debt Financing Sources under this Section 11.10, Section 11.11(d), Section 11.13 and Section 11.18(b) and (v) as otherwise expressly provided herein, is not intended to and shall not confer upon any Person other than the Parties any rights or remedies hereunder. Notwithstanding anything herein to the contrary, this Section 11.10, Section 11.11(d), Section 11.13 and Section 11.18(b) may not be amended, modified or supplemented in a manner adverse to the Debt Financing Sources without the prior written consent of the Debt Financing Sources.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Section 11.11    Governing Law; Jurisdiction.

(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b)    (i) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware and any state appellate court therefrom sitting in New Castle County in the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (ii) no Party shall attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(c)    Each Party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 11.11 in any such action or proceeding by mailing copies thereof by registered or certified mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to this Article XI. However, the foregoing shall not limit the right of a Party to effect service of process on the other Party by any other legally available method.

(d)    Notwithstanding anything herein to the contrary, each Party further agrees that (i) New York State or United States federal courts sitting in the borough of Manhattan, City of New York shall have exclusive jurisdiction over any claims, suits, actions or proceedings (whether at law or at equity and whether brought by any Party or any other person) brought against any Debt Financing Source in connection with the Financing or this Agreement, (ii) that no Party will bring or permit any of their Affiliates to bring, any such claim, suit or proceeding in any other court, in each case, except to the extent otherwise contemplated by any contract between such Debt Financing Source and the Purchaser or any of its Affiliates and (iii) except as expressly set forth in any agreement related to the Financing to which a Debt Financing Source is a party, all claims, suits or proceedings involving the Financing arising out of or relating to the Financing or any agreement related thereto or the performance of the foregoing by the Debt Financing Sources shall be governed by the Laws of the State of New York, without giving effect to the conflicts of laws rules or principles thereof to the extent such rules or principles would require or permit the application of Laws of a jurisdiction other than the State of New York. In furtherance of the foregoing, each Party (I) submits to the exclusive jurisdiction of any New York State or United States federal courts sitting in the borough of Manhattan, City of New York in any claim, suit, action or proceeding brought against any lender, arranger or other provider of Financing and their respective Affiliates and Representatives or other Debt Financing Source in connection with the Financing or this Agreement, agrees that all claims in respect of such action, suit or proceeding may be heard and determined in any such court and agrees not to bring any action, suit or proceeding arising out of or relating thereto in any other court and (II) waives any defense of inconvenient forum to the maintenance of any action, suit or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto.

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Section 11.12    Specific Enforcement. Immediate, extensive and irreparable damage would occur for which monetary damages would not be an adequate remedy in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, subject to Section 11.1 and Section 11.2, if for any reason the Purchaser, the Sellers or the Company shall have failed to perform their respective obligations under this Agreement or otherwise breached this Agreement, then the Party seeking to enforce this Agreement against such nonperforming Party under this Agreement shall be entitled to specific performance and the issuance of immediate injunctive and other equitable relief without the necessity of proving the inadequacy of money damages as a remedy, and the Parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to and not in limitation of any other remedy to which they are entitled at law or in equity. Prior to the Closing, to the extent any Party brings any action, claim, complaint or other proceeding, in each case, before any Governmental Authority to enforce specifically the performance of the terms and provisions of this Agreement prior to the Closing, the Outside Date shall automatically be extended by (a) the amount of time during which such action, claim, complaint or other proceeding is pending, plus 20 Business Days, or (b) such other time period established by the court presiding over such action, claim, complaint or other proceeding.

Section 11.13    WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS OR THE FINANCING.

Section 11.14    Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via facsimile or e-mail to the number or e-mail address, as applicable, set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, demands and communications, in each case to the respective Parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing by such Party:

If to the Purchaser, to:

VAIL HOLDINGS UK LTD

c/o Vail Systemen Group, B.V.

Prins Bernhardplein 200

10971B Amsterdam

Attention:	Gert Jan Rietberg
E-mail:	GertJan.Rietberg@intertrustgroup.com

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

and

TransUnion

555 West Adams St.

Chicago, Illinois 60661

Attention:	General Counsel
Facsimile:	(312) 466-7706
Email:	John.Blenke@transunion.com; Mick.Forde@transunion.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

25 Basinghall Street

London, England EC2V 5HA

Attention:	Thomas Thesing
Sava Savov
Facsimile:	+44 20 7626 7937
E-mail:	tthesing@sidley.com
ssavov@sidley.com

If to the Company or the Seller Representative (prior to the Closing), to:

c/o GTCR LLC

300 North LaSalle Street

Chicago, Illinois 60654

Attention:	Collin E. Roche
Aaron D. Cohen
Michael S. Hollander
Facsimile:	(312) 382-2201
E-mail:	croche@gtcr.com
aaron.cohen@gtcr.com
mike.hollander@gtcr.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attention:	Stephen L. Ritchie, P.C.
Mark A. Fennell, P.C.
Gavin Gordon
Facsimile:	(312) 862-2200
E-mail:	stephen.ritchie@kirkland.com
mark.fennell@kirkland.com
gavin.gordon@kirkland.com

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

If to the Company (after the Closing), to:

VAIL HOLDINGS UK LTD

c/o Vail Systemen Group, B.V.

Prins Bernhardplein 200

10971B Amsterdam

Attention:	Gert Jan Rietberg
E-mail:	GertJan.Rietberg@intertrustgroup.com

and

TransUnion

555 West Adams St.

Chicago, Illinois 60661

Attention: General Counsel

Facsimile: (312) 466-7706

Email: John.Blenke@transunion.com; Mick.Forde@transunion.com with a copy (which shall not constitute notice) to:

Sidley Austin LLP

25 Basinghall Street

London, England EC2V 5HA

Attention:	Thomas Thesing
Sava Savov
Facsimile:	+44 20 7626 7937
E-mail:	tthesing@sidley.com
ssavov@sidley.com

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

If to the Seller Representative (after the Closing), to:

c/o GTCR LLC

300 North LaSalle Street

Chicago, Illinois 60654

Attention:	Collin E. Roche
Aaron D. Cohen
Michael S. Hollander
Facsimile:	(312) 382-2201
E-mail:	aaron.cohen@gtcr.com
croche@gtcr.com
mike.hollander@gtcr.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attention:	Stephen L. Ritchie, P.C.
Mark A. Fennell, P.C.
Gavin Gordon
Facsimile:	(312) 862-2200
E-mail:	stephen.ritchie@kirkland.com
mark.fennell@kirkland.com
gavin.gordon@kirkland.com

Section 11.15    Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 11.16    Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

“2009 Order” shall have the meaning set forth in Section 8.1(a).

“Accounting Principles” means the International Financial Reporting Standards as adopted by the European Union as of December 31, 2017 and any applicable requirements of the Companies Act 2006.

“Acquisition Proposal” means any offer or proposal for, or indication of interest in, a merger, consolidation, stock exchange, business combination, reorganization, recapitalization,

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries, any purchase of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or all or a substantial part of the Company Shares or shares of any Subsidiary of the Company, other than the Transactions and other than issuances of Company Shares to officers, managers, directors or employees that would only occur if this Agreement is terminated prior to the Closing.

“Additional Controller” shall have the meaning set forth in Section 8.1(a).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise; provided that, except for purposes of Section 3.18, Section 9.2, Section 11.2, Section 11.18 and the definition of “Non-Recourse Party”, in no event shall the Company or any of its Subsidiaries be considered an Affiliate of any other portfolio company of any investment fund affiliated with Existing Sponsor, nor shall any other portfolio company of any investment fund affiliated with Existing Sponsor be considered to be an Affiliate of the Company or any of its Subsidiaries.

“Affiliated Group” shall have the meaning set forth in Section 10.4.

“Agreement” shall have the meaning set forth in the Preamble.

“Allocation Schedule” means the Allocation Schedule attached hereto as Exhibit C, as may be updated from time to time in accordance with the terms of this Agreement.

“Ancillary Facilities” means, collectively, (i) the corporate credit card facilities dated as of 13th September 2017 between Callcredit Limited and Lloyds Bank plc; (ii) the corporate credit card facilities dated as of 13th September 2017 between DecisionMetrics Limited and Lloyds Bank plc; and (iii) the Cardnet Facilities dated as of 13th September 2017 between Callcredit Information Group Limited, Callcredit Marketing Limited, Callcredit Consumer Limited, Callcredit Limited, Tenant ID Limited and Lloyds Bank plc.

“Antitrust Authorities” means, together, the European Commission, the United States Federal Trade Commission, the United States Department of Justice and any other applicable national antitrust authorities.

“Associated Person” means, in relation to a Person, another Person (including an employee, agent or Subsidiary) who performs or has performed services for or on behalf of that first Person.

“Attorney-Client Communication” means any communication occurring on or prior to Closing between Retained Counsel, on the one hand, and the Company, its Subsidiaries, the Seller Representative, or any of their respective Affiliates, on the other hand, that in any way relates to the transactions contemplated hereby, including any representation, warranty, or covenant of any Party under this Agreement or any related agreement.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

“Audited Accounts” shall have the meaning set forth in Section 3.6(a).

“Authorized Action” shall have the meaning set forth in Section 11.3(c).

“Bank Pay-Off Amount” means the amount required to discharge all amounts owed by the Company and any of its Subsidiaries at the Closing (including all amounts of principal, interest and any break fees and, for the avoidance of doubt, including any gross up obligations) under the Credit Facilities and any associated hedging arrangements and to release all Liens with respect to the Credit Facilities.

“Bankruptcy and Equity Exception” shall have the meaning set forth in Section 3.2(a).

“Base Purchase Price” shall have the meaning set forth in Section 2.1(c).

“Business Day” means a day except a Saturday, a Sunday or other day on which the banks in Chicago, Illinois or London, England are authorized or required by Law to be closed.

“Class A Share” means an A ordinary share of £0.01 par value in the share capital of the Company.

“Class B Non-Voting Share” means a B non-voting ordinary share of £1.00 par value in the share capital of the Company.

“Class B Shares” means, collectively, the Class B1 Shares, Class B2 Shares, Class B3 Shares, Class B5 Shares, Class B6 Shares and Class B Non-Voting Shares.

“Class B1 Share” means a B1 ordinary share of £1.00 par value in the share capital of the Company.

“Class B2 Share” means a B2 ordinary share of £1.00 par value in the share capital of the Company.

“Class B3 Share” means a B3 ordinary share of £1.00 par value in the share capital of the Company.

“Class B5 Share” means a B5 ordinary share of £1.00 par value in the share capital of the Company.

“Class B6 Share” means a B6 ordinary share of £1.00 par value in the share capital of the Company.

“Class C Share” means a C ordinary share of £0.001 par value in the share capital of the Company.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

“Class D Share” means a D ordinary share of £0.001 par value in the share capital of the Company.

“Closing” shall have the meaning set forth in Section 1.2.

“Closing Date” shall have the meaning set forth in Section 1.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Constitutional Documents” means the constitutional documents of the Company, as in effect as of the date of this Agreement.

“Company Employee” shall have the meaning set forth in Section 7.10(a).

“Company IT Systems” means material information technology systems and software.

“Company Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that individually or in the aggregate, is, or would reasonably be expected to be, materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or shall be, a Company Material Adverse Effect: any change, effect, event, occurrence, state of facts or development attributable to (i) the announcement or pendency of the Transactions, including any employee attrition and any impact on revenues or relationships with suppliers, customers or any other Persons having business dealings with the Company or any of its Subsidiaries; (ii) conditions affecting (a) the industry in which the Company and its Subsidiaries participate or general political conditions, (b) the economy as a whole or the financial and capital markets in general (including currency fluctuations and interest rates) or (c) the markets in which the Company and its Subsidiaries operate; (iii) the taking of any action expressly required by this Agreement, other than pursuant to clause (1) of Section 7.1(a); (iv) any change in applicable Laws or the interpretation thereof (including the EU’s General Data Protection Regulation 2016/679); (v) actions required to be taken under applicable Laws or Contracts; (vi) any change in the Accounting Principles or other accounting requirements or principles or the interpretation thereof; (vii) the failure of the Company or its Subsidiaries to meet or achieve the results set forth in any projection or forecast (provided, that this clause (vii) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Company Material Adverse Effect)); (viii) the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism; (ix) any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence by or involving any Governmental Authority or (x) any of the matters disclosed on Section 11.16(a) of the Disclosure Schedule; provided that, in the case of clauses (ii), (iv), (vi), (viii) and (ix) above, if such change, effect, event, occurrence, state of facts or

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission development disproportionately affects the Company and its Subsidiaries as compared to other Persons or businesses that operate in the industry in which the Company and its Subsidiaries operate, then the disproportionate aspect of such change, effect, event, occurrence, state of facts or development may be taken into account in determining whether a Company Material Adverse Effect has or shall occur.

“Company-Owned IP” means all Intellectual Property Rights in which the Company or any of its Subsidiaries has or purports to have an ownership interest.

“Company Permits” shall have the meaning set forth in Section 3.9.

“Company Plans” means each other material employee benefit pension plan, program or arrangement, including any equity or equity-based plan, bonus or incentive compensation arrangement, retirement or deferred compensation plan, profit sharing plan, severance compensation plan or employment agreement, for any current or former employee of the Company or any of its Subsidiaries, that the Company or any of its Subsidiaries sponsors, maintains or contributes to, or with respect to which the Company or any of its Subsidiaries has any material liability, including the Schemes.

“Company Products” means any product or service of the Company or any of its Subsidiary.

“Company-Registered IP” means material (i) granted patents and pending patent applications, (ii) registered trademarks and pending applications for registration of trademarks, (iii) registered copyrights and (iv) registered Internet domain names, in each case that are owned by the Company or any of the Company’s Subsidiaries.

“Company Representations” means the representations and warranties of the Company expressly and specifically set forth in Article III of this Agreement, as modified by the Disclosure Schedule. For the avoidance of doubt, the Company Representations are solely made by the Company.

“Company SHA” means the Subscription and Shareholder Rights Deed in respect of Crown Acquisition Topco Limited dated 10 February 2014, as amended, restated, modified or supplemented from time to time.

“Company Shares” shall have the meaning set forth in the Recitals.

“Confidentiality Agreement” means the confidentiality letter agreement, dated September 27, 2017 between the Purchaser and the Existing Sponsor.

“Connected Person” means: (i) with respect to any Person who is not an individual, such Person’s directors, managers, officers and employees; and (ii) in the case of a Person who is an individual, the immediate family members of such Person; provided in each case that the Company and its Subsidiaries shall not be deemed to be Connected Persons of any Seller for the purposes of this Agreement.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

“Contract” means any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, license, contract, agreement or other legally-binding arrangement.

“Credit Facilities” means, collectively, (i) the senior facilities agreement originally dated February 12, 2014 between, among others, Crown Acquisition Midco 2 Limited, as parent, Crown Acquisition Bidco Limited, as company and GE Corporate Finance Bank SAS (replaced by London Sumitomo Mitsui Banking Corporation Europe Limited on November 24, 2015) as agent and security agent (as amended and/or restated from time to time) (the “Senior Facilities Agreement”); and (ii) the mezzanine note purchase agreement originally dated February 12, 2014 between, among others, Crown Acquisition Midco 2 Limited, as parent, Crown Acquisition Bidco Limited, as issuer, Crescent Mezzanine Partners VIB (Luxembourg) S.à r.l., as mezzanine note purchase arranger and the purchasers’ representative, and the persons named in that mezzanine note purchase agreement as original purchasers (as amended and/or restated from time to time) (the “Mezzanine Notes Purchase Agreement”).

“Crown Finco Loan” means the borrowings by Crown Finco of monetary sums from the Company and its Subsidiaries from time to time.

“Crown Finco Loan Amount” means an aggregate amount equal to £189,038, plus all additional amounts loaned by the Company or any of its Subsidiaries to Crown Finco from the Latest Balance Sheet Date through the Closing.

“Damages” includes any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys’ fees), charge, cost (including costs of investigation) or expense of any nature.

“Data Protection Laws” means any applicable legislation in force in any relevant jurisdiction relating to the processing of personal data, data protection or privacy, including (i) the EU Data Protection Directive 95/46/EC and EU ePrivacy Directive 2002/58/EC as implemented by countries within the EEA; and (ii) any successor legislation, national implementing legislation, amendments to or re-enactments of the legislation identified in (i) above in force.

“Deferred Share” means a deferred share of £1.00 par value in the share capital of the Company.

“Debt Financing Sources” means the entities (or any of their Affiliates) that have committed to provide, underwrite or arrange or have otherwise entered into agreements in connection with all or any part of the Financing in connection with the transactions contemplated by this Agreement, including the parties to any commitment letter and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto and their respective officers, directors, employees, agents, Representatives and successors and assigns, in each case, solely in their capacities as such.

“Disclosure Schedule” shall have the meaning set forth in the preamble to Article III.

“Dispute Notice” shall have the meaning set forth in Section 2.2(e).

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

“EBT Allocation” means any award, issuance, transfer, allocation or action whereby employees of the Company or any of its Subsidiaries receive or received (directly or indirectly) Securities from the EBT Seller on or after the Latest Balance Sheet Date and on or prior to Closing.

“EBT Beneficiary Sellers” has the meaning set forth in the Preamble.

“EBT Seller” has the meaning set forth in the Preamble.

“EEA” means the European Economic Area.

“Existing D&O Policy” shall have the meaning set forth in Section 7.8(a).

“Existing Sponsor” means GTCR LLC.

“Expense Statement” shall have the meaning set forth in Section 2.1(b).

“FCA” means the Financial Conduct Authority of the United Kingdom, or any successor authority or authorities.

“FCA Condition” shall have the meaning set forth in Section 8.1(a).

“FCA Regulated Companies” means, collectively, Callcredit Limited (FRN 737740) and Callcredit Consumer Limited (FRN 737743).

“FCA Rules” means collectively the FCA Handbook of Rules and Guidance together with other applicable rules, guidance, directions and requirements issued by the FCA from time to time.

“Financing” shall have the meaning set forth in Section 7.12.

“FSMA” means the United Kingdom’s Financial Services and Markets Act 2000 (as amended).

“Fundamental Warranties” means the representations and warranties set forth in Section 3.1, Section 3.2(a), Section 3.2(b)(i), Section 3.4(a), Section 3.5, Section 4.1, Section 4.2(a), Section 4.2(b)(i), Section 4.3, Section 4.4, Section 5.1, Section 5.2, Section 5.3(a), Section 5.3(b)(i) and Section 5.4.

“GDPR” means the EU General Data Protection Regulation 2016/679.

“Governmental Authority” means any federal, state or local, domestic, non-U.S. or multinational government, court, regulatory or administrative agency, commission, authority, arbitrator, tribunal or other governmental instrumentality, including the Antitrust Authorities and the FCA.

“GTCR Advisory Agreement” means that certain advisory agreement, dated as of February 14, 2014, between Crown Acquisition Bidco Limited, a private limited company incorporated under the laws of England and Wales and GTCR Management X LP, a Delaware limited partnership, as amended, modified or supplemented from time to time.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

“Guaranteed Obligations” shall have the meaning set forth in Section 11.21.

“Indebtedness” means, without duplication, (i) any indebtedness for borrowed money (including the issuance of any debt security), (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of properties or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business), (iv) any capital lease obligations, which for the avoidance of doubt shall be as determined in accordance with the Accounting Principles, (v) the Investor Loan Note Redemption Amount, (vi) the Manager Loan Note Redemption Amount, (vii) the Bank Pay-Off Amount, and (viii) all accrued interest, guarantees and prepayment premiums or penalties related to any of the foregoing; provided, that in no event shall any fees and expenses, to the extent incurred by or at the direction of the Purchaser or otherwise relating to the Purchaser’s or its Affiliates’ financing (including obtaining any consent, agreement or waiver relating thereto) for the Transactions or any other liabilities or obligations incurred or arranged by or on behalf of the Purchaser or its Affiliates in connection with the Transactions or otherwise (including any fees payable to any financing institution or the Company’s Representatives on behalf of the Purchaser or its Affiliates), be considered Indebtedness of the Company or its Subsidiaries.

“Independent Expert” shall have the meaning set forth in Section 2.2(e).

“Individual Sellers” has the meaning set forth in the Preamble.

“Information Security Program” shall have the meaning set forth in Section 3.21(h).

“Institutional Seller” has the meaning set forth in the Preamble.

“Institutional Seller Loan” means borrowings by the Institutional Seller of monetary sums from the Company and its Subsidiaries from time to time.

“Institutional Seller Loan Amount” means an amount equal to £210,797, plus all additional amounts loaned by the Company or any of its Subsidiaries to the Institutional Seller from the Latest Balance Sheet Date through the Closing.

“Insurance Policy” means any buy-side warranty and indemnity insurance policy obtained by the Purchaser in connection with this Agreement and the Transactions.

“Intellectual Property Rights” means, in any and all jurisdictions throughout the world, all (a) patents, industrial property rights and applications for the foregoing, (b) trademarks, trade names, service marks, logos, corporate names, internet domain names and any applications for registration of any of the foregoing, together with all goodwill associated with each of the foregoing, (c) registered and unregistered copyrights and other rights associated with works of authorship, including copyrights in computer software, moral rights, mask works and database rights and (d) trade secrets and other proprietary Know-how.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

“Investor Loan Note Redemption Amount” means the gross amount required to be paid in full and final satisfaction of the liability of Crown Acquisition Midco Limited to Crown Finco S.à r.l. in its capacity as the holder of the Investor Loan Notes at the Closing (including all amounts of principal, accrued but unpaid interest and, for the avoidance of doubt, including any gross up obligations) in respect of the Investor Loan Notes.

“Investor Loan Notes” means the £259,940,261 in principal amount 12 per cent fixed rate unsecured loan notes issued by Crown Acquisition Midco Limited.

“Knowledge” means the actual knowledge of the following individuals, after due inquiry of the applicable direct reports of each such individual having primary responsibility for the relevant fact, matter or circumstance: Michael Gordon, Robert Munro, David Ross and Colin Rutter.

“Know-how” means algorithms, application programming interfaces (“APIs”), apparatus, circuit designs and assemblies, gate arrays, net lists, test vectors, data, data collections, diagrams, formulae, inventions (whether or not patentable), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, subroutines, techniques, trade secrets, user interfaces and URLs (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

“Latest Balance Sheet” shall have the meaning set forth in Section 3.6(a).

“Latest Balance Sheet Date” means December 31, 2017.

“Laws” shall have the meaning set forth in Section 3.9.

“Leakage” means (i) any dividend, bonus or other distribution of capital, in each case whether in cash or in kind, income or profit declared, paid or made, or any repurchase, redemption, repayment or return of share or loan capital (or any other relevant equity or debt securities) directly or indirectly by the Company or any Subsidiary thereof to or for the benefit of a Seller, any member of a Seller’s Group or any Connected Person of any of the foregoing; (ii) any payments (including any management, monitoring, service or directors’ fees, bonus or other compensation) made or agreed to be made by the Company or any Subsidiary thereof to, or assets transferred to or liabilities assumed or discharged, indemnified or incurred by the Company or any Subsidiary thereof for the benefit of, a Seller, any member of a Seller’s Group or any Connected Person of any of the foregoing (including with respect to any share capital or other securities of the Company or any Subsidiary thereof); (iii) the waiver or release by the Company or any Subsidiary thereof (whether conditional or not) of any obligation or amount owed or due to the Company or such Subsidiary by or for the benefit of a Seller, any member of a Seller’s Group or any Connected Person of any of the foregoing (other than termination of the GTCR Advisory Agreement); (iv) the entry into of any guarantee, indemnity or security, or the assumption of any liability, by the

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Company or any Subsidiary thereof relating to the obligations of or for the benefit of, a Seller, any member of a Seller’s Group or any Connected Person of any of the foregoing; (v) the payment by the Company or any Subsidiary thereof of, or agreement to pay (whether conditional or not) any Transaction Expenses for the benefit of a Seller, any member of a Seller’s Group or any Connected Person of any of the foregoing (which for the purposes of Section 2.2, shall, to the extent not received by a Seller, any member of such Seller’s Group or any Connected Person of any of the foregoing, be deemed to be received by all Sellers (other than the EBT Seller) in the proportions in which they receive the Purchase Price under this Agreement); (vi) any transfer of any asset of the Company or any Subsidiary thereof to a Seller, any member of a Seller’s Group or any Connected Person of any of the foregoing; (vii) any agreement, arrangement or obligation to do any of the items referred to in clauses (i) through (vi) above (including, for the avoidance of doubt, any such agreement, arrangement or obligation prior to Closing which is implemented, paid or otherwise discharged after Closing); and (viii) any Tax arising directly as a result of any of the matters referred to in clauses (i) through (vii) above (“Tax Leakage”); in each case excluding any Permitted Leakage and any amount in respect of VAT which is recoverable as input tax by the Company or a Subsidiary or the representative member of any VAT group (as determined by the Purchaser acting reasonably, and subject always to the final sentence of Section 2.2(c)) of which either is a member in respect of any of the matters (i) to (vii) above (and such Company, Subsidiary or representative member, as the case may be, shall use reasonable endeavors to recover such VAT) and the amount of Leakage shall be reduced by the value of any Relief which may be (as determined by the Purchaser acting reasonably, and subject always to the final sentence of Section 2.2(c)) utilized in the accounting period current at, and immediately following, Closing by the Company or any Subsidiary thereof solely as a consequence of any of the matters referred to in (i) to (vii) above.

“Leakage Notice” shall have the meaning set forth in Section 2.2(e).

“Liens” means any pledge, hypothecation, lien, charge, encumbrance, deed of trust, mortgage, easement, encroachment, lease, sublease, restriction (including any restriction on use, voting, transfer, alienation, receipt of income or exercise of any other attribute of ownership other than a restriction arising as a result of any Transfer Taxes not being paid by the Purchaser) and security interest of any kind or nature whatsoever in or on any asset, property or property interest.

“Management Accounts” shall have the meaning set forth in Section 3.6(a).

“Management Loan” means each loan agreement between an Individual Seller, EBT Beneficiary Seller or Additional Seller, on the one hand, and the Company or any of its Subsidiaries, on the other hand, in connection with the purchase or subscription of Class C Shares and/or Class D Shares.

“Management Loan Amount” means an amount equal to £515,392.25.

“Manager Loan Note Redemption Amount” means the gross amount required to be paid in full and final satisfaction of the liability of Crown Acquisition Midco Limited to the holders of the Manager Loan Notes (in the amounts set forth opposite their names in the Allocation Schedule) at the Closing (including all amounts of principal, accrued but unpaid interest and, for the avoidance of doubt, including any gross up obligations) in respect of the Manager Loan Notes.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

“Manager Loan Notes” means the £21,887,302 in principal amount 12 per cent fixed rate unsecured loan notes issued by Crown Acquisition Midco Limited.

“Net Transaction Expenses Amount” means the Transaction Expenses Amount reduced by the amount of (i) the aggregate amount of Tax savings received or receivable by the Company or any Subsidiary in the period in which such expense was incurred and (ii) the aggregate amount of all VAT which is recoverable by way of credit, refund or set-off by the Company or any Subsidiary as a result of the Transaction Expenses, in each case as agreed between the Purchaser and the Sellers (or Seller Representative) (acting reasonably) prior to Closing.

“Non-Recourse Party” means, with respect to a Party to this Agreement, any of such Party’s former, current and future direct or indirect equity holders, controlling Persons, directors, managers, officers, employees, legal counsel, financial advisors, agents, representatives, Affiliates, members, general or limited partners, successors or assignees (or any former, current or future equity holder, controlling Person, director, manager, officer, employee, legal counsel, financial advisors, agent, representative, Affiliate, member, general or limited partner, successor or assignee of any of the foregoing).

“Note Redemption Amount” means an amount equal to the sum of (i) the Investor Loan Note Redemption Amount and (ii) the Manager Loan Note Redemption Amount.

“Open Source Software” means any software that is distributed under “open source” or “free software” terms, including any software distributed under the GPL, LGPL, Mozilla License, Apache License, Common Public License, BSD license or similar terms and including any software distributed with any license term or condition that requires or could require, or conditions or could condition, the use or distribution of such software on the disclosure, licensing, or distribution of any source code for any portion of such software or any derivative work of such software.

“Outside Date” shall have the meaning set forth in Section 9.1(b)(i).

“Parent” shall have the meaning set forth in the Preamble.

“Party” shall have the meaning set forth in the Recitals.

“Payoff Indebtedness” shall have the meaning set forth in Section 7.3.

“Permitted Leakage” means each of the matters listed in Appendix B.

“Permitted Liens” means (i) statutory Liens for Taxes, assessments or other charges by Governmental Authorities not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings; (ii) mechanics’, materialmen’s, carriers’, workmen’s, repairmen’s, warehousemen’s, landlords’ and other statutory Liens securing obligations

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission that are not yet due and payable or the validity of which are being contested in good faith by appropriate proceedings and which are in each case incurred in the ordinary course of business consistent with past practice; (iii) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities; (iv) covenants, conditions, restrictions, easements, rights-of-way, encroachments and other similar matters of record affecting title to the Real Property that do not materially impair the occupancy or use of the Real Property for the purposes for which it is currently used in connection with the Company’s and its Subsidiaries’ businesses; (v) public roads and highways; (vi) Liens that, individually or in the aggregate, (A) are not substantial in character, amount or extent in relation to the applicable real property and (B) do not materially and adversely impact the Company’s and its Subsidiaries’ current or contemplated use, utility or value of the applicable real property or otherwise materially and adversely impair the Company’s and its Subsidiaries’ present or contemplated business operations at such location; (vii) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation; (viii) purchase money Liens and Liens securing rental payments under capital lease arrangements disclosed in Section 3.13(a) of the Disclosure Schedule; (ix) leases and subleases or other occupancy agreements to third party tenants disclosed in Section 3.13(a) of the Disclosure Schedule; (x) terms and conditions of the leases or other occupancy agreements pursuant to which the Company or any Subsidiary is a tenant or occupant disclosed in Section 3.13(a) of the Disclosure Schedule; (xi) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business consistent with past practice; (xii) Liens set forth on Section 11.16(b) of the Disclosure Schedule; (xiii) non-exclusive licenses of Intellectual Property Rights entered into in the ordinary course of business consistent with past practice; and (xiv) such other Liens that, individually or in the aggregate, would not be material to the Company and its Subsidiaries, taken as a whole.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Authority or any department, agency or political subdivision thereof.

“Personal Data Breach” means a material breach of security leading to the accidental or unlawful destruction, loss, alteration, unauthorized disclosure of, or access to, personal data transmitted, stored or otherwise processed.

“Policies” shall have the meaning set forth in Section 3.17(a).

“Pre-Closing Tax Period” means a taxable period ending on or prior to the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date.

“Purchase Price” shall have the meaning set forth in Section 2.1(c).

“Purchased Shares” shall have the meaning set forth in the Recitals.

“Purchaser” shall have the meaning set forth in the Preamble.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

“Purchaser Material Adverse Effect” means any change, event, occurrence or effect that would, individually or in the aggregate, reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by the Purchaser of the Transactions.

“Real Property” shall have the meaning set forth in Section 3.13(a).

“Reimbursed Expenses” shall have the meaning set forth in Section 11.3(e).

“Relevant Benefits” shall have the meaning set forth in Section 3.11(a).

“Relevant Employees” shall have the meaning set forth in Section 3.11(a).

“Relevant Seller” means a Seller which has breached (or the Purchaser claims has breached) Section 2.2(a).

“Relief” includes any relief, loss, allowance, exemption, set-off, deduction or credit in respect of any Tax or relevant to the computation of any income, profits or gains for the purposes of any Tax, and any right to a repayment of Tax.

“Representatives” means, with respect to any Person, the advisors, attorneys, accountants, consultants or other representatives (in each case solely to the extent acting in such capacity on behalf of such Person) retained by such Person or any of its controlled Affiliates, together with directors, managers, officers and employees of such Person and its Subsidiaries.

“Residual Percentage” means the “Residual Percentage” set forth opposite such Seller’s name on the Allocation Schedule.

“Restraints” shall have the meaning set forth in Section 8.1(a).

“Restricted Party” means any Person that is (i) listed on, or owned or controlled by a person listed on, a Sanctions List, (ii) a government of a Sanctioned Country, (iii) an agency or instrumentality of, or an entity directly or indirectly owned or controlled by, a government of a Sanctioned Country, (iv) resident or located in, operating from, or incorporated under the Laws of, a Sanctioned Country or owned or controlled by, or acting on behalf of, a Person located in or organized under the Laws of a country or territory that is the target of country-wide Sanctions or (e) otherwise a target of Sanctions.

“Restricted Seller” shall have the meaning set forth in Section 7.15.

“Retained Counsel” shall have the meaning set forth in Section 11.19(a).

“Sanctioned Country” means a country or jurisdiction that is the target of Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority whether directly or indirectly applicable.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

“Sanctions Authority” means (i) the United States, (ii) the United Nations Security Council, (iii) the European Union or any of its Member States, (iv) the United Kingdom, (v) any country to which the Company or any of its Subsidiaries is bound and (vi) the respective governmental institutions of any of the foregoing including Her Majesty’s Treasury, the Office of Foreign Assets Control of the US Department of the Treasury, the US Department of Commerce, the US Department of State and any other agency of the US government.

“Sanctions List” means any of the lists of specifically designated nationals or designated or sanctioned individuals or entities (or equivalent) issued by any Sanctions Authority, each as amended, supplemented or substituted from time to time.

“Schemes” shall have the meaning set forth in Section 3.11(a).

“Securities” means, with respect to any Person: (i) the shares issued by such Person (including, in the case of the Company, the Company Shares); (ii) any other debt or equity securities issued by such Person from time to time including, for the avoidance of doubt, all warrants, options and rights of conversion, exchange or subscription; and (iii) any securities or other interests issued or issuable directly or indirectly with respect to the securities referred to in clause (i) or (ii) (or their successors pursuant to this clause (iii)) by way of a dividend, split or other transaction or in connection with a combination of securities, recapitalization, merger, consolidation, exchange, conversion, redemption, repurchase or other reorganization transaction, and any securities or other interests which are convertible into any of the foregoing.

“Securities Act” means the Securities Act of 1933.

“Section 280G” means Section 280G of the Code and the Treasury Regulations and related guidance promulgated thereunder.

“Seller’s Group” means, with respect to a Seller, such Seller’s Affiliates, but excluding for the avoidance of doubt the Company or any of its Subsidiaries.

“Seller Representations” means the representations and warranties of each Seller expressly and specifically set forth in Article IV of this Agreement, as modified by the Disclosure Schedule. For the avoidance of doubt, the Seller Representations are made solely by each Seller, severally and not jointly or jointly and severally, as to himself, herself or itself, as applicable.

“Seller Representative” shall have the meaning set forth in the Preamble.

“Sellers” shall have the meaning set forth in the Preamble.

“Senior-Level Employee” shall have the meaning set forth in Section 7.14.

“Specified Executive” means each of the following: [****], [****], [****], [****], and [****].

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

“Straddle Period” means any taxable period that includes, but does not end on, the Closing Date.

“Subsidiary” when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity and/or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such Person or one or more Subsidiaries of such Person.

“SUP 11.3 and SUP 11.4” means, respectively, Chapter 11.3 and Chapter 11.4 of the Supervision Manual in the FCA Handbook of Rules and Guidance.

“Tail Coverage” shall have the meaning set forth in Section 7.8(a).

“Tax” or “Taxes” means all federal, state and local taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, share, license, withholding, payroll, apprenticeship levy, employment, social security, employee and employer national insurance contributions, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties and other charges of any kind whatsoever in the nature of a tax, and all interest, penalties, fines, additions to tax or additional amounts imposed by any Tax Authority in connection with any of the foregoing.

“Tax Authority” means any taxing or other authority competent to impose any liability in respect of Tax or responsible for the administration and/or collection of Tax or enforcement of any law in relation to Tax.

“Tax Leakage” shall have the meaning set forth in the definition of “Leakage”.

“Tax Returns” means any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Ticking Fee Amount” means (i) £49,131.75, multiplied by (ii) the number of calendar days beginning on January 1, 2018 through the date immediately prior to the Closing Date.

“Transaction Expenses” means, without duplication, all out-of-pocket fees and expenses of the Company and its Subsidiaries relating to the transactions contemplated hereby to (i) Credit Suisse Securities (USA) LLC, Jefferies LLC and Evercore Group L.L.C. for investment banking services for the Company and its Subsidiaries, (ii) Kirkland & Ellis LLP (and Kirkland & Ellis International LLP), Mishcon de Reya LLP and Squire Patton Boggs (UK) LLP for legal services to the Company and its Subsidiaries and/or certain Sellers, and (iii) any other third party advisors (including, in each case, any VAT payable in respect of or in connection with such fees and expenses). In no event shall “Transaction Expenses” be deemed to include any fees and expenses to the extent incurred by or at the direction of the Purchaser or otherwise relating to (A)

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission the Purchaser’s breach of this Agreement, (B) the Purchaser’s or its Affiliates’ financing (including obtaining any consent or waiver relating thereto) for the Transactions, (C) any other liabilities or obligations incurred or arranged by or on behalf of the Purchaser or its Affiliates in connection with the Transactions (including any fees payable to any financing institution or the Company’s Representatives on behalf of the Purchaser or its Affiliates) or (D) any post-Closing agreements, plans or arrangements between or among the Purchaser or its Affiliates, on the one hand, and the Company or its Subsidiaries or Representatives, on the other hand.

“Transaction Expenses Amount” means the aggregate amount of all Transaction Expenses that have been incurred or paid by the Company or any of its Subsidiaries prior to the Closing, except to the extent (i) accrued for on the Latest Balance Sheet or (ii) paid prior to the Latest Balance Sheet Date.

“Transactions” means, collectively, the purchase and sale of the Company Shares and the other transactions contemplated hereby.

“Treasury Regulations” means the United States Department of Treasury regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“VAT” means any Tax chargeable under or imposed pursuant to or in compliance with the Council Directive 2006/112/EC 28 November 2006 and any other Tax of a similar nature whether imposed in any member state of the European Union in substitution for, or levied in addition to, such Taxes, or any similar or comparable Tax imposed elsewhere.

“Voting Debt” of any Person means any bonds, debentures, notes or other Indebtedness of such Person or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of shares in the capital stock of such Person or holders of equity interests in such Person may vote.

Section 11.17    Interpretation.

(a)    When a reference is made in this Agreement to an Article, Section, Exhibit, Appendix or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit, Appendix or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to “£” and pounds in this Agreement shall mean British pounds unless otherwise specifically provided. The word “shall” denotes a directive and obligation, and not an option. As used in this Agreement “willful breach” shall mean a breach of any representation, warranty, covenant or other agreement set forth in this Agreement that is a consequence of an act or failure to act by a Party with the actual knowledge that the taking of such

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission act or failure to act would cause a breach. All terms defined in this Agreement shall have such defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein and the rules and regulations promulgated thereunder. References to a Person are also to its permitted assigns and successors. For purposes of this Agreement, if the Company, the Seller Representative or a Person acting on its or their behalf posts a document to the Project Centaurus online data room hosted on behalf of the Company and/or its Subsidiaries by Merrill DataSite and the Purchaser or its Representatives were given access to such document, such document shall be deemed to have been “delivered”, “furnished” or “made available” (or any phrase of similar import) to the Purchaser by the Seller Representative and the Company, as applicable. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

(b)    The Disclosure Schedules set forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article III or Article IV or to one or more of the covenants contained in Article VII, except that any information set forth in one section of the Disclosure Schedule shall be deemed to apply to all other sections or subsections thereof to the extent that it is readily apparent that such disclosure is relevant to such other section or subsection. The Disclosure Schedules are qualified in their entirety by reference to the specific provisions of the Agreement, and are not intended to constitute, and shall not be deemed to constitute, representations, warranties or covenants of the Parties, except as (and solely to the extent) expressly set forth in the Agreement.

(c)    The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. The specification of any currency amount or the inclusion of any item in the representations and warranties contained in this Agreement or the Disclosure Schedule or Exhibits attached hereto is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the ordinary course of business, and no Party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement or the Disclosure Schedule or Exhibits in any dispute or controversy between the Parties as to whether any obligation, item or matter not described or included in this Agreement or in the Disclosure Schedule or any Exhibit is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the ordinary course of business for purposes of this Agreement. The information contained in this Agreement and in the Disclosure Schedule and Exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any Party to any third party of any matter whatsoever (including any violation of Law or breach of contract).

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Section 11.18    No Recourse.

(a)    Notwithstanding any provision of this Agreement or otherwise, the Parties to this Agreement agree on their own behalf and on behalf of their respective Subsidiaries and Affiliates that no Non-Recourse Party of a Party to this Agreement shall have any liability relating to this Agreement or any of the Transactions except to the extent agreed to in writing by such Non-Recourse Party. Without limiting Section 11.21, each obligation of each Party under this Agreement is a several (and not joint or joint and several) obligation and no Party shall be liable for any other Party’s breach hereof.

(b)    Notwithstanding anything herein to the contrary, the Company (on behalf of itself and its Subsidiaries and its and their respective directors, officers and employees (in each case, in their respective capacities as such and prior to the Closing)) hereby waives any rights or claims against any Debt Financing Source (in their capacity as such) in connection with this Agreement or the Financing, whether at law or equity, in contract, in tort or otherwise. In furtherance and not in limitation of the foregoing waiver, it is agreed that no Debt Financing Source (other than in their capacity as agent, lender, swingline lender, issuing bank, underwriter, purchaser or other similar role under the definitive documentation actually entered into in connection with the Financing with respect to which capacity this Section shall not apply upon the execution of such definitive documentation) shall have any liability for any claims, losses, settlements, liabilities, damages, costs, expenses, fines or penalties to the Company or any of its Subsidiaries, officers, directors and employees (in each case, with respect to such Subsidiaries, officers, directors and employees prior to the Closing) in connection with this Agreement or the Financing or the transactions contemplated thereby.

Section 11.19    Provision Respecting Legal Representation.

(a)     It is acknowledged by each of the Parties, on its, his or her own behalf and on behalf of its, his or her respective managers, directors, equityholders, members, partners, officers, employees and Affiliates, that the Company and the Seller Representative have retained Kirkland & Ellis LLP (and its affiliated entity Kirkland & Ellis International LLP), Mishcon de Reya LLP and Squire Patton Boggs (UK) LLP (collectively, the “Retained Counsel”) to act as their counsel in connection with the Transactions and that the Retained Counsel has not acted as counsel for any other Party in connection with the Transactions and that none of the other Parties has the status of a client of the Retained Counsel for conflict of interest or any other purposes as a result thereof. The Purchaser and the Company and their respective Subsidiaries hereby agree, on their own behalf and on behalf of their respective managers, directors, equityholders, members, partners, officers, employees and Affiliates, that, in the event that a dispute arises after the Closing between the Purchaser, the Company, and/or its Subsidiaries on the one hand, and the Seller Representative, any Seller and/or any of their respective Affiliates, on the other hand, the Retained Counsel may represent the Seller Representative, any Seller and/or any of their respective

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Affiliates in such dispute even though the interests of the Seller Representative, such Seller or their respective Affiliates may be directly adverse to the Purchaser, the Company or its Subsidiaries, and even though the Retained Counsel may have represented the Company or its Subsidiaries in a matter substantially related to such dispute, or may be handling ongoing matters for the Purchaser, the Company or any of their Subsidiaries. The Purchaser and the Company further agree that, as to all communications among the Retained Counsel, the Seller Representative, any Affiliates of the Seller Representative, the Company and/or its Subsidiaries that relate in any way to the Transactions, the attorney–client privilege and the expectation of client confidence belongs to the Seller Representative and shall not pass to or be claimed by the Purchaser, the Company or any of their Subsidiaries. Notwithstanding the foregoing, in the event that a dispute arises between the Purchaser, the Company or any of their Subsidiaries and a third party (other than a Party to this Agreement or any of their respective Affiliates) after the Closing, the Company and its Subsidiaries may assert the attorney-client privilege to prevent disclosure of confidential communications by the Retained Counsel to such third party or the use thereof by the Retained Counsel in connection with its representation of a Party in such dispute; provided, however, that neither the Company nor its Subsidiaries may waive such privilege without the prior written consent of the Seller Representative.

(b)    After the Closing, none of the Purchaser, the Company or any of their respective Subsidiaries shall have any right to access or control any of Retained Counsel’s records relating to or affecting the transactions contemplated hereby, which shall be the property of (and be controlled by) the Seller Representative, on behalf of the Sellers. In addition, it would be impractical to remove all Attorney-Client Communications from the records (including e-mails and other electronic files) of the Company and its Subsidiaries. Accordingly, the Purchaser shall not, and shall cause each of its Subsidiaries (including, after Closing, the Company and its Subsidiaries) not to, use any Attorney-Client Communication remaining in the records of the Company or any of its Subsidiaries after Closing in a manner that may be adverse to the Seller Representative, the Sellers or any of their respective Affiliates.

(c)    From and after Closing (a) the attorney-client privilege, all other evidentiary privileges, and the expectation of client confidence as to all Attorney-Client Communications belong to the Seller Representative and shall not pass to or be claimed by the Purchaser, the Company, or any of their Subsidiaries, and (b) the Seller Representative, on behalf of the Sellers, shall have the exclusive right to control, assert, or waive the attorney-client privilege, any other evidentiary privilege, and the expectation of client confidence with respect to such Attorney-Client Communications. Accordingly, the Purchaser shall not, and shall cause each of its Subsidiaries (including, after Closing, the Company and its Subsidiaries) not to, (x) assert any attorney-client privilege, other evidentiary privilege, or expectation of client confidence with respect to any Attorney-Client Communication, except in the event of a post-Closing dispute with a Person that is not a Seller or an Affiliate of a Seller other than as provided herein; or (y) take any action which could cause any Attorney-Client Communication to cease being a confidential communication or to otherwise lose protection under the attorney-client privilege or any other evidentiary privilege, including waiving such protection in any dispute with a Person that is not a Seller or an Affiliate of a Seller. Furthermore, the Purchaser agrees, on its own behalf and on behalf of each of its Subsidiaries (including, after Closing, the Company and its Subsidiaries),

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission that in the event of a dispute between the Seller Representative, any Seller or any of their respective Affiliates, on the one hand, and the Company or any of its Subsidiaries, on the other hand, arising out of or relating to any matter in which the Retained Counsel represented both parties, neither the attorney-client privilege, the expectation of client confidence, nor any right to any other evidentiary privilege shall protect from disclosure to the Seller Representative, the Sellers or their respective Affiliates any information or documents developed or shared during the course of such Retained Counsel’s representation. Notwithstanding the foregoing, in the event of a post-Closing dispute with a Person that is not a Seller or an Affiliate of a Seller, the Purchaser and each of its Subsidiaries (including, after Closing, the Company and its Subsidiaries) may, with consent of the Seller Representative (which consent shall not be unreasonably withheld), access and use Attorney-Client Communications in the current possession of the Company or any of its Subsidiaries that it believes reasonably necessary to defend the dispute.

Section 11.20    Delivery by Electronic Transmission. This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such contract, each other party hereto or thereto shall re–execute original forms thereof and deliver them to all other parties. No party hereto or to any such contract shall raise the use of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail as a defense to the formation of a contract and each such party forever waives any such defense.

Section 11.21    Guarantee.

(a)    Parent is executing this Agreement to guaranty the payment and performance of the Purchaser under this Agreement. Parent guarantees irrevocably, absolutely and unconditionally and as a primary obligation (and not as surety only) that the Purchaser shall fully, completely and timely pay and perform all of its obligations and assume all of the Purchaser’s liabilities described in this Agreement, in each case, strictly in accordance with the terms hereof (the “Guaranteed Obligations”). If the Purchaser fails or refuses to pay or perform any such obligations and liabilities, Parent shall, without any notice or demand whatsoever, immediately pay or perform such obligations, as applicable. Parent agrees that this guarantee constitutes a guaranty of payment when due and not of collection. Parent hereby expressly waives (to the fullest extent permitted by applicable Law) diligence, presentment, demand of payment, protest and, to the extent permitted by applicable Law, all notices whatsoever, any requirement that any Party exhaust any right, power or remedy or proceed against the Purchaser under this Agreement or any other agreement referred to herein and any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by the Company, any Seller or the Seller Representative that might otherwise constitute a defense available to, or discharge of, Parent or any other guarantor or surety. The obligations under this Section 11.21 shall survive the Closing and/or a termination of this Agreement and continue in full force and effect thereafter.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(b)    There are no conditions precedent to the enforcement of this Section 11.21. The obligations of Parent hereunder shall be continuing, absolute and unconditional and such obligations shall be binding upon Parent, its successors and assigns and inure to the benefit of, and be enforceable by, the Company, the Sellers and the Seller Representative and their respective successors and permitted assigns.

(c)    This Section 11.21 shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment or performance, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored, returned or rejected by a Party for any reason, including upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Purchaser, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Purchaser or any substantial part of its property, or otherwise, all as though such payments had not been made. Parent hereby waives all claims of waiver, release, surrender, abstraction or compromise and all set-offs, counterclaims, cross-claims, recoupments or other defenses that it may have against the Company, the Sellers or the Seller Representative, as the case may be, except for those available to the Purchaser under this Agreement. Notwithstanding anything to the contrary herein, the obligations of Parent hereunder are unconditional and irrevocable and will not be discharged by: (i) any modification of, or amendment or supplement to, this Agreement, (ii) any furnishing or acceptance of security or exchange or release of any security or (iii) any waiver, consent or other action or inaction or any exercise or non-exercise of any right, remedy or power with respect to the Purchaser or any change in the structure of the Purchaser.

(d)    Notwithstanding anything in this Agreement to the contrary, Parent agrees that it will indemnify the other Parties, as the case may be, on demand for all costs and expenses (including reasonable attorneys’ fees and disbursements) incurred (i) by the Company, any Seller or the Seller Representative in connection with such rescission or restoration referenced in Section 11.21(c), and (ii) in connection with the successful enforcement of the rights of the other Parties, as the case may be, under this Section 11.21, which amounts shall be in addition to all other obligations hereunder. If any of the other Parties are required to refund part or all of any payment of the Purchaser with respect to any of the Guaranteed Obligations, such payment shall not constitute a release of Parent from any liability hereunder and Parent’s liability hereunder shall be reinstated to the fullest extent allowed under applicable Laws and shall not be construed to be diminished in any manner.

(e)    Representations and Warranties of Parent. Parent represents and warrants to the Company and the Sellers that:

(i)    Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(ii)    Parent has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder. The execution and delivery of and performance by Parent under this Agreement have been duly authorized and approved by all requisite corporate action by Parent and no other corporate action on the part of Parent is necessary to authorize the execution and delivery of and performance by Parent under this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery hereof by the other Parties, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(iii)    Neither the execution and delivery of this Agreement by Parent, nor compliance by Parent with any of the terms or provisions hereof, will (A) materially conflict with or materially violate any provision of the certificate of incorporation and bylaws of Parent, or other organizational or governing documents of Parent or any of its Subsidiaries, in each case as amended to the date of this Agreement, (B) assuming that each of the consents, authorizations and approvals referred to in Section 6.3 (and any condition precedent to any such consent, authorization or approval has been satisfied) and each of the filings referred to in Section 6.3 are made and any applicable waiting periods referred to therein have expired, violate any Law applicable to Parent or any of its Subsidiaries or (C) result in any material breach of, or constitute a material default (with or without notice or lapse of time or both) under, or give rise to any right of termination, amendment, acceleration or cancellation of, any Contract to which Parent or any of its Subsidiaries is a party, except, in the case of clauses (B) and (C), as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on Parent’s ability to perform its obligations under this Agreement.

(iv)    Except for filings, approvals or deemed approvals required under, and compliance with other applicable requirements of, FSMA and FCA Rules, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by Parent, other than as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on Parent’s ability to perform its obligations hereunder.

(v)    Parent has, or will have as of Closing, access to sufficient funds to perform its obligations under this Agreement, and Parent understands that, under the terms of this Agreement, Parent’s obligations hereunder are not in any way contingent or otherwise subject to (A) the consummation by Parent or any of its Affiliates of any financing arrangements, (B) Parent or any of its Affiliates obtaining any financing or (C) the availability of any financing to Parent or any of its Affiliates.

(vi)    There are no actions, suits or proceedings pending or, to Parent’s knowledge, threatened in writing against Parent at law or in equity, or before or by any Governmental Authority that would reasonably be expected to, individually or in the aggregate, have a material adverse effect on Parent’s ability to perform its obligations hereunder.

[signature page follows]

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

IN WITNESS WHEREOF, the Parties have caused this Share Purchase Agreement to be duly executed and delivered as of the date first above written.

COMPANY: CROWN ACQUISITION TOPCO LIMITED

By:	/s/ AARON COHEN
Name:	Aaron Cohen
Its:	Director

Signature Page to Share Purchase Agreement

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

SELLER REPRESENTATIVE: CROWN HOLDCO S.À. R.L.

By:	/s/ JEFFREY S. WRIGHT
Name:	Jeffrey S. Wright
Its:	Class A Manager

Signature Page to Share Purchase Agreement

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

PURCHASER: VAIL HOLDINGS UK LTD

By:	/s/ DAVID NEENAN
Name:	David Neenan
Its:	Director

Signature Page to Share Purchase Agreement

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

PARENT: TRANSUNION, solely for purposes of Section 11.21

By:	/s/ JAMES M. PECK
Name:	James M. Peck
Its:	CEO and President

Signature Page to Share Purchase Agreement

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

INSTITUTIONAL SELLER: CROWN HOLDCO S.À. R.L.

By:	/s/ JEFFREY S. WRIGHT
Name:	Jeffrey S. Wright
Its:	Class A Manager

Signature Page to Share Purchase Agreement

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

[OTHER SELLERS] [To come]

Signature Page to Share Purchase Agreement

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission